Filed pursuant to Rule 424(b)(5)
Registration No. 333-261955

PROSPECTUS SUPPLEMENT

(to Prospectus dated January 13, 2022)

ARCIMOTO, INC.

Up to $50,000,000 and 772,738 Shares of Common Stock

This prospectus supplement relates to the offer and sale of shares of our common stock having an aggregate gross purchase price of up to $50,000,000, which we refer to as Purchase Shares, that we may sell to Tumim Stone Capital LLC, or Tumim Stone, from time to time, in our sole discretion, pursuant to the common stock purchase agreement, dated as of October 4, 2022, or the Purchase Agreement, that we have entered into with Tumim Stone, and an additional 772,738 shares of our common stock, which we refer to as Commitment Shares, 386,369 of which we are issuing to Tumim Stone on the date of this prospectus supplement as consideration for its commitment to purchase shares of our common stock at our direction from time to time, upon the terms and subject to the conditions and limitations set forth in the Purchase Agreement.

This prospectus supplement and the accompanying prospectus also cover the resale of these shares by Tumim Stone to the public. See “The Tumim Stone Committed Equity Facility” for a description of the Purchase Agreement and additional information regarding Tumim Stone. Tumim Stone is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the Securities Act.

The purchase prices to be paid by Tumim Stone for Purchase Shares that we may elect to sell to Tumim Stone pursuant to the Purchase Agreement will be determined by reference to the volume weighted average prices of our common stock at the time of sale, less a fixed percentage discount, calculated in accordance with the Purchase Agreement. We will pay the expenses incurred in connection with the registration of the shares of our common stock that may be offered for sale under this prospectus supplement, including legal and accounting fees. See “Plan of Distribution.”

Americas Executions, LLC is acting as placement agent (the “Placement Agent”) in connection with the resale of the shares issued hereunder. The Placement Agent will receive a cash fee of $25,000 upon the closing of the offering contemplated herein. See “Plan of Distribution.”

Our common stock is listed on The Nasdaq Global Market under the symbol “FUV.” On October 3, 2022, the last reported sale price of our common stock on The Nasdaq Global Market was $1.29 per share.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus supplement and future filings with the Securities and Exchange Commission, or the SEC.

Investing in our securities involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-3 of this prospectus supplement and beginning on page 2 of the accompanying prospectus, the section captioned “Item 1A—Risk Factors” in our most recently filed Annual Report on Form 10-K and Quarterly Report on 10-Q, which are incorporated by reference into this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Placement Agent

Americas Executions, LLC

The date of this prospectus supplement is October 4, 2022.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and the securities offered hereby, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated into each by reference. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering of common stock. This prospectus supplement is deemed to be incorporated by reference into the accompanying prospectus solely for the purpose of this offering. When we refer only to the “prospectus,” we are referring to both parts combined.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Each time we conduct an offering to sell securities under the accompanying base prospectus we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the price, the amount of securities being offered and the plan of distribution. The shelf registration statement (File No. 333-261955) was initially filed with the SEC on December 30, 2021 and was declared effective by the SEC on January 13, 2022. This prospectus supplement describes the specific details regarding this offering and may add, update or change information contained in the accompanying base prospectus. The accompanying base prospectus provides general information about us and our securities, some of which may not apply to this offering.

This prospectus supplement describes the specific terms of the securities we are offering and adds to, and updates information in the accompanying prospectus and the documents incorporated by reference into it or this prospectus supplement. If there is a conflict between the information contained in this prospectus supplement and the information contained in any document incorporated by reference into this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

Neither the delivery of this prospectus supplement or the accompanying prospectus, nor any sale made using this prospectus supplement or the accompanying prospectus, implies that there has been no change in our affairs or that information in this prospectus supplement or the accompanying prospectus is correct as of any date after their respective dates. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should carefully read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The distribution of this prospectus supplement and the offering of our securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus supplement is a part. You should read the exhibits carefully for provisions that may be important to you.

Unless otherwise indicated in this prospectus supplement or the context otherwise requires, all references to “we,” “us,” “our,” “the Company,” and “Arcimoto” refer to Arcimoto, Inc.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and in the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. For a more complete understanding of our Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and in the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and in the accompanying prospectus, and the information referred to under the heading “Risk Factors” in these documents and in the documents incorporated by reference into this prospectus supplement and in the accompanying prospectus.

Our Company

Overview

Arcimoto’s mission is to catalyze the global shift to a sustainable transportation system.

Over the past 15 years, we have developed a new vehicle platform designed around the needs of everyday drivers. Having approximately one-third the weight and one-third of the footprint of the average car, the Arcimoto platform’s purpose is to bring the joy of ultra-efficient, pure electric driving to the masses. To date, we have introduced six vehicle products built on this platform that target specific niches in the vehicle market: our flagship product, the Fun Utility Vehicle® (“FUV®”), for everyday consumer trips; the Deliverator® for last-mile delivery and general fleet utility; the Rapid Responder™ for emergency services and security; the Cameo™ for film, sports and influencers; the Arcimoto Roadster, an unparalleled pure-electric on-road thrill machine, and the Arcimoto Flatbed that has a pick-up style flatbed instead of an enclosed cargo area.

Corporate History and Information

We were originally formed on November 21, 2007 as WTP Incorporated, an Oregon corporation. On December 29, 2011, we changed our name to Arcimoto, Inc. Our principal executive offices are located at 2034 West 2nd Avenue, Eugene, Oregon 97402, and our telephone number is (541) 683-6293. Our website address is www.arcimoto.com. The information located on, or accessible from, our website is not, and shall not be deemed to be, a part of this prospectus or any accompanying prospectus supplement or incorporated into any other filings that we make with the SEC.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” An emerging growth company may take advantage of certain reduced disclosure and other requirements that are otherwise generally applicable to public companies. As a result, the information that we provide to shareholders may be different than the information you may receive from other public companies in which you hold equity. For example, so long as we are an emerging growth company:

●	we are not required to engage an auditor to report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act;

●	we are not required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board, or the PCAOB, regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	we are not required to submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay,” “say-on-frequency” and “say-on-golden parachutes”; and

●	we are not required to comply with certain disclosure requirements related to executive compensation, such as the requirement to disclose the correlation between executive compensation and performance and the requirement to present a comparison of our Chief Executive Officer’s compensation to our median employee compensation.

We may take advantage of these reduced disclosure and other requirements until the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering, or such earlier time that we are no longer an emerging growth company. For example, if certain events occur before the end of such five-year period, including if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our common stock held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period, we will cease to be an emerging growth company.

As mentioned above, the JOBS Act permits us, as an emerging growth company, to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have elected not to opt out of the extended transition period which means that when an accounting standard is issued or revised, and it has different application dates for public or private companies, as an emerging growth company, we can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make it difficult or impossible because of the potential differences in accounting standards used to compare our financial statements with the financial statements of a public company that is not an emerging growth company, or the financial statements of an emerging growth company that has opted out of using the extended transition period.

The Offering

Common stock offered by us	Up to $50,000,000 of shares of our common stock that we may issue and sell to Tumim Stone from time to time at our sole discretion pursuant to the Purchase Agreement and subject to the satisfaction of specified conditions set forth therein, and an additional 772,738 shares of our common stock being issued to Tumim Stone as Commitment Shares, 386,369 of which Commitment Shares are being issued to Tumim Stone on the date of this prospectus supplement (the “Initial Commitment Shares”), and 386,369 of which Commitment Shares will be issued to Tumim Stone if and when our shareholders approve the issuance of Common Stock under the Purchase Agreement under applicable Nasdaq rules as set forth in the Purchase Agreement (the “Additional Commitment Shares”).

Common stock to be outstanding immediately after the closing of this offering	85,188,941 shares, assuming the sale of 38,759,689 shares as Purchase Shares at a price of $1.29 per share, which was the closing price of our common stock on The Nasdaq Global Market on October 3, 2022, and giving effect to the issuance of the 386,369 shares of our common stock issued to Tumim Stone as Initial Commitment Shares and the issuance of 386,369 Additional Commitment Shares. The actual number of shares issued will vary depending on the sales prices of Purchase Shares in this offering.

Use of proceeds

We may receive aggregate gross proceeds of up to $50.0 million from sales of the Purchase Shares that we elect to make to Tumim Stone pursuant to the Purchase Agreement. We will not receive any cash proceeds from the issuance of the Commitment Shares. We currently intend to use the net proceeds from the sale of the Purchase Shares in this offering, if any, for working capital and general corporate purposes. See “Use of Proceeds” beginning on page S-17 of this prospectus supplement for additional detail.

Risk Factors	Investing in our securities involves a high degree of risk. See the information under the caption “Risk Factors” in this prospectus supplement and the accompanying prospectus and the other information contained or incorporated by reference in this prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in our securities.

Trading Symbol	Our common stock is listed on The Nasdaq Global Market under the symbol “FUV.”

The number of shares of common stock to be outstanding immediately after this offering is based on 45,656,514 shares of common stock outstanding as of September 29, 2022, and excludes as of that date:

●	5,074,703 shares of our common stock issuable upon the exercise of options outstanding and deferred equity stock units under our 2018 Omnibus Stock Incentive Plan, at a weighted average exercise price of $5.20 per share;

●	513,773 shares of our common stock issuable upon the exercise of options outstanding under our 2015 Stock Incentive Plan, at a weighted average exercise price of $2.94 per share;

●	385,312 shares of common stock issuable upon the exercise of warrants under our Amended and Restated 2012 Employee Stock Benefit Plan, at a weighted average exercise price of $0.58 per share;

●	2,000,000 shares of our common stock reserved for future issuance under our 2022 Omnibus Stock Incentive Plan; and

●	shares of common stock issuable upon the conversion of outstanding convertible notes.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties and all other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risks and uncertainties described below and under the caption “Risk Factors” in the accompanying prospectus and in our most recently filed Annual Report on Form 10-K and Quarterly Report on 10-Q filed with the SEC, in each case as these risk factors are amended or supplemented by subsequent Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q that have been or will be incorporated by reference in this prospectus supplement, including any amendments thereto. The risks set forth below and incorporated herein by reference are those which we believe are the material risks that we face. The occurrence of any of such risks may materially and adversely affect our business, financial condition, results of operations and future prospects. In such an event, the market price of our common stock could decline, and you could lose part or all of your investment.

Risks Related to Our Common Stock and this Offering

We may not receive any of the $50,000,000 total purchase commitment available to us under the Purchase Agreement, unless and until our shareholders first vote to approve our issuance of shares of common stock under the Purchase Agreement in excess of 19.99% of the outstanding shares of our common stock at the time the Purchase Agreement was executed in accordance with applicable Nasdaq listing rules.

We do not have the right to commence any sales of our common stock to Tumim Stone under the Purchase Agreement unless all of the conditions to Tumim Stone’s purchase obligation set forth in the Purchase Agreement are satisfied (or, where legally permissible, waived) at the time of each purchase under the Purchase Agreement. One of such conditions is that we first obtain the approval of our shareholders in accordance with applicable Nasdaq listing rules to enable us to issue such number of shares of our common stock in excess of 9,171,179 shares, or 19.99% of the shares of our common stock outstanding immediately prior to the execution of the Purchase Agreement (which is the maximum number of shares we may issue and sell under the Purchase Agreement without obtaining shareholder approval under applicable Nasdaq listing rules, with certain exceptions), as may be necessary for us to receive aggregate gross proceeds equal to the $50,000,000 from the sale of Purchase Shares to Tumim Stone pursuant to the Purchase Agreement. Unless and until we obtain such shareholder approval in accordance with applicable Nasdaq listing rules, we cannot sell any shares of our common stock to Tumim Stone under the Purchase Agreement, unless Tumim Stone were to agree to waive satisfaction of such condition, which it may or may not elect to do in its sole and absolute discretion. There can be no assurance that our shareholders will vote to approve our issuance of common stock under the Purchase Agreement in excess of 9,171,179 shares for purposes of applicable Nasdaq listing rules. If our shareholders do not approve our issuance of common stock under the Purchase Agreement in excess of 9,171,179 shares prior to June 30, 2023, Tumim Stone will then have the right to terminate the Purchase Agreement at any time thereafter in its discretion. In such case, if Tumim Stone does elect to terminate the Purchase Agreement, rather than waive the shareholder approval condition, the Purchase Agreement will terminate without our having received any proceeds at all under the Purchase Agreement, and we will have incurred substantial costs and expended considerable time and resources in connection with the transactions contemplated by the Purchase Agreement without the benefit of having the $50,000,000 committed equity financing available to us under the Purchase Agreement. Even if Tumim Stone were to elect to waive the shareholder approval condition, depending on the market prices of our common stock at the time we elect to make sales of our common stock to Tumim Stone under the Purchase Agreement, if any, we may be required to sell substantially more than 9,171,179 shares of common stock to Tumim Stone under the Purchase Agreement in order to receive gross proceeds of $50,000,000 under the Purchase Agreement. As a result, we may receive substantially less than $50,000,000 from sales of our common stock under the Purchase Agreement.

We may allocate the net proceeds from this offering in ways that you or other shareholders may not approve.

We currently intend to use the net proceeds of this offering, if any, for general corporate and working capital purposes. We may also use a portion of the net proceeds to acquire or invest in complementary businesses, products and technologies. Although we have no specific agreements, commitments or understandings with respect to any acquisition, we evaluate acquisition opportunities and engage in related discussions with other companies from time to time. This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. Because the number and variability of factors that will determine our use of the proceeds from this offering, their ultimate use may vary substantially from their currently intended use. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our common stock. See “Use of Proceeds.”

The sale or issuance of our common stock to Tumim Stone may cause dilution and the sale of the shares of common stock by Tumim Stone that it acquires pursuant to the Purchase Agreement, or the perception that such sales may occur, could cause the price of our common stock to decrease.

On October 4, 2022, we entered into the Purchase Agreement with Tumim Stone, pursuant to which Tumim Stone has committed to purchase up to $50,000,000 of our common stock. Upon the execution of the Purchase Agreement, we issued 386,369 Initial Commitment Shares to Tumim Stone as a fee for its commitment to purchase shares of our common stock from time to time at our direction from time to time under the Purchase Agreement. The shares of our common stock that may be issued under the Purchase Agreement may be sold by us to Tumim Stone at our sole discretion from time to time until November 1, 2024 commencing after the satisfaction of certain conditions set forth in the Purchase Agreement, including our obtaining the approval of our shareholders under applicable Nasdaq listing rules to enable us to issue such number of shares of our common stock in excess of the Exchange Cap as may be necessary for us to receive aggregate gross proceeds equal to the $50,000,000 from the sale of Purchase Shares to Tumim Stone pursuant the Purchase Agreement. We will issue 386,369 Additional Commitment Shares to Tumim Stone upon receipt of such shareholder approval. The purchase price for the shares that we may sell to Tumim Stone under the Purchase Agreement will fluctuate based on the market price of our common stock. Depending on market liquidity at the time, sales of such shares may cause the trading price of our common stock to decrease. We generally have the right to control the timing and amount of any future sales of our shares to Tumim Stone. Additional sales of our common stock, if any, to Tumim Stone will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Tumim Stone all, some or none of the additional shares of our common stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to Tumim Stone, after Tumim Stone has acquired the shares, Tumim Stone may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to Tumim Stone by us could result in substantial dilution to the interests of other holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock to Tumim Stone, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

The terms of the Purchase Agreement limit the amount of share of common stock we may issue to Tumim Stone, which may have an adverse effect on our liquidity.

The Purchase Agreement includes restrictions on our ability to sell shares of our common stock to Tumim Stone, including, subject to specified limitations, if a sale would cause Tumim Stone and its affiliates to beneficially own more than 4.99% (which Tumim Stone may increase to up to 9.99% upon 61 days’ prior written notice to us) of our issued and outstanding common stock, or the Beneficial Ownership Cap. Accordingly, we cannot guarantee that we will be able to sell all $50,000,000 of shares of common stock in this offering. If we cannot sell the full amount of the shares that Tumim Stone has committed to purchase because of these limitations, we may be required to utilize more costly and time-consuming means of accessing the capital markets, which could materially adversely affect our liquidity and cash position.

The trading price of our common stock has been volatile and is likely to be volatile in the future.

Our stock could be subject to wide fluctuation in response to many risk factors listed in this section or incorporated by reference into this prospectus, and others beyond our control, including:

●	Market acceptance and commercialization of our products;

●	Our being able to timely demonstrate achievement of milestones, including those related to revenue generation, cost control, cost effective source supply and regulatory approvals;

●	Regulatory developments or enforcements in the United States and non-U.S. countries with respect to our products or our competitors’ products;

●	Failure to achieve pricing acceptable to the market;

●	Actual or anticipated fluctuations in our financial condition and operating results, or our continuing to sustain operating losses;

●	Competition from existing products or new products that may emerge;

●	Announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, collaborations or capital commitments;

●	Issuance of new or updated research or reports by securities analysts;

●	Announcement or expectation of additional financing efforts, particularly if our cash available for operations significantly decreases;

●	Fluctuations in the valuation of companies perceived by investors to be comparable to us;

●	Share price and volume fluctuations attributable to inconsistent trading volume levels of our shares;

●	Additions or departures of key management personnel;

●	Disputes or other developments related to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our technologies;

●	Entry by us into any material litigation or other proceedings;

●	Sales of our common stock by us, our insiders, or our other shareholders;

●	Market conditions for stocks in general; and

●	General economic and market conditions unrelated to our performance.

Furthermore, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political, and market conditions such as recessions, interest rate changes or international currency fluctuations, may negatively impact the market price of shares of our common stock. In addition, such fluctuations could subject us to securities class action litigation, which could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business. If the market price of shares of our common stock after this offering does not exceed the price at which you obtain shares of our common stock, you may not realize any return on your investment in us and may lose some or all of your investment.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock is impacted by the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. We cannot assure that analysts will continue to cover us or provide favorable coverage. If one or more of the analysts who cover us downgrade our stock or change their opinion of our stock, our share price would likely decline. If one or more of these analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

Future sales of substantial amounts of our common stock, or the possibility that such sales could occur, could adversely affect the market price of our common stock.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

We have not paid cash dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. Further, the agreements governing our indebtedness limit our ability to make dividends on our common stock. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

We are an “emerging growth company” as that term is used in the JOBS Act, and we intend to continue to take advantage of reduced disclosure and governance requirements applicable to emerging growth companies, which could result in our common stock being less attractive to investors and adversely affect the market price of our common stock or make it more difficult to raise capital as and when we need it.

We are an “emerging growth company” as that term is used in the JOBS Act, and we intend to continue to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved, and exemptions from any rules that the Public Company Accounting Oversight Board may adopt requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements. We currently take advantage of some, but not all, of the reduced regulatory and reporting requirements that are available to us under the JOBS Act, and intend to continue to do so as long as we qualify as an “emerging growth company.” For example, so long as we qualify as an “emerging growth company,” we may elect not to provide you with certain information, including certain financial information and certain information regarding compensation of our executive officers, that we would have otherwise been required to provide in filings we make with the SEC, which may make it more difficult for investors and securities analysts to evaluate us.

We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. We may take advantage of these reporting exemptions until we are no longer an emerging growth company, which in certain circumstances could be for up to five years. See “Prospectus Supplement Summary — Implications of Being an Emerging Growth Company.”

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company,” we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our business, results of operations, financial condition and cash flows, and future prospects may be materially and adversely affected.

Investors who buy shares at different times will likely pay different prices and may experience different levels of return on their investments.

Investors who purchase shares of our common stock at different times will likely pay different prices, and thus may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares of common stock sold. Investors may experience a decline in the value of their shares of common stock as a result of share sales made at prices lower than the prices they paid.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in this prospectus and in other documents which we file with the SEC. In addition, such statements could be affected by risks and uncertainties related to:

●	our ability to identify financing sources to fund our capital expenditure requirements and continue operations until sufficient cash flow can be generated from operations;

●	our ability to lower production costs to achieve cost-effective mass production, which we believe will be an important factor affecting adoption of the products;

●	our ability to effectively execute our business plan and growth strategy;

●	unforeseen or recurring operational problems at our facility, or a catastrophic loss of our manufacturing facility, including the temporary closures of our facility that might be required as a result of the continuing COVID-19 pandemic;

●	our dependence on our suppliers, whose ability to supply us may be negatively impacted by, among other things, the measures being implemented to address COVID-19;

●	our ability to secure battery cells from a foreign sole sourced vendor in order to maintain production levels due to supply chain constraints;

●	changes in consumer demand for, and acceptance of, our products;

●	overall strength and stability of general economic conditions and specifically of the automotive industry, both in the United States and globally;

●	changes in U.S. and foreign trade policy, including the imposition of tariffs and the resulting consequences;

●	changes in the competitive environment, including adoption of technologies and products that compete with our products;

●	our ability to generate consistent revenues;

●	our ability to design, produce and market our vehicles within projected timeframes given that a vehicle consists of several thousand unique items and we can only go as fast as the slowest item;

●	our experience to date in manufacturing and our ability to manufacture increasing numbers of vehicles at the volumes that we need in order to meet our goals;

●	our reliance on as well as our ability to attract and retain key personnel;

●	changes in the price of oil and electricity;

●	changes in laws or regulations governing our business and operations;

●	our ability to maintain adequate liquidity and financing sources and an appropriate level of debt, if any, on terms favorable to our company;

●	the number of reservations and cancellations for our vehicles and our ability to deliver on those reservations;

●	our ability to maintain quality control over our vehicles and avoid material vehicle recalls;

●	our ability to manage the distribution channels for our products, including our ability to successfully implement our direct to consumer distribution strategy and any additional distribution strategies we may deem appropriate;

●	our ability to obtain and protect our existing intellectual property protections including patents;

●	changes in accounting principles, or their application or interpretation, and our ability to make estimates and the assumptions underlying the estimates, which could have an effect on earnings or losses;

●	interest rates and the credit markets;

●	costs and risks associated with litigation; and

●	other risks described from time to time in periodic and current reports that we file with the SEC.

You should read this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we currently expect. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and any document incorporated by reference herein and therein is accurate as of its date only. Because the risks referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors may arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus supplement, the accompanying prospectus, any other prospectus supplement and any document incorporated herein or therein by reference, and particularly our forward-looking statements, by these cautionary statements.

THE TUMIM STONE COMMITTED EQUITY FACILITY

General

On October 4, 2022, we entered into the Purchase Agreement with Tumim Stone. Pursuant to the terms of the Purchase Agreement, Tumim Stone has agreed to purchase from us, at our direction in one or more purchases from time to time after the date of this prospectus supplement, shares of our common stock having an aggregate gross purchase price of up to $50,000,000 (subject to certain limitations). Pursuant to the terms of the Purchase Agreement, we have filed with the SEC this prospectus supplement regarding the offer and sale under the Securities Act of the shares issuable to Tumim Stone under the Purchase Agreement. Pursuant to the terms of the Purchase Agreement, on the date of this prospectus supplement, we are issuing 386,369 Initial Commitment Shares to Tumim Stone as consideration for its commitment to purchase shares of our common stock from time to time at our direction under the Purchase Agreement.

We do not have the right to commence any sales of our common stock to Tumim Stone under the Purchase Agreement unless all of the conditions to Tumim Stone’s purchase obligation set forth in the Purchase Agreement are satisfied (or, where legally permissible, waived) at the time of each purchase under the Purchase Agreement. One of such conditions is that we first obtain the approval of our shareholders in accordance with applicable Nasdaq listing rules to enable us to issue such number of shares of our common stock in excess of the Exchange Cap (defined below) as may be necessary for us to receive aggregate gross proceeds equal to the $50,000,000 from the sale of Purchase Shares to Tumim Stone pursuant to the Purchase Agreement. We will issue 386,369 Additional Commitment Shares to Tumim Stone upon receipt of such shareholder approval. Unless and until we obtain such shareholder approval in accordance with applicable Nasdaq listing rules, we cannot sell any shares of our common stock to Tumim Stone under the Purchase Agreement, unless Tumim Stone were to agree to waive satisfaction of such condition, which it may or may not elect to do in its sole and absolute discretion. There can be no assurance that our shareholders will vote to approve our issuance of common stock under the Purchase Agreement in excess of 9,171,179 shares for purposes of applicable Nasdaq listing rules. If our shareholders do not approve our issuance of common stock under the Purchase Agreement in excess of 9,171,179 shares prior to June 30, 2023, Tumim Stone will then have the right to terminate the Purchase Agreement at any time thereafter in its discretion. In such case, if Tumim Stone does elect to terminate the Purchase Agreement, rather than waive the shareholder approval condition, the Purchase Agreement will terminate without our having received any proceeds at all under the Purchase Agreement, and we will have incurred substantial costs and expended considerable time and resources in connection with the transactions contemplated by the Purchase Agreement without the benefit of having the $50,000,000 committed equity financing available to us under the Purchase Agreement.

Subject to the satisfaction (or waiver) of the conditions set forth in the Purchase Agreement, we will have the right, but not the obligation, from time to time at our sole discretion over a 24-month period beginning on the date of this prospectus supplement, to direct Tumim Stone to purchase up to a specified maximum amount of shares of Common Stock in one or more purchases, by timely delivering to Tumim Stone a written purchase notice for each purchase in accordance with the Purchase Agreement on any trading day we select, at a purchase price per share determined by reference to the volume weighted average price of our common stock, or the VWAP, for the three-consecutive trading day period commencing on the trading day immediately following the date on which we timely delivered such written purchase notice to Tumim Stone, less a fixed percentage discount to such VWAP. There is no upper limit on the price per share that Tumim Stone could be obligated to pay for shares of our common stock we may elect to sell to it in any purchase under the Purchase Agreement. In the case of purchases effected by us under the Purchase Agreement, if any, all share and dollar amounts used in determining the purchase price per share of our common stock to be purchased by Tumim Stone in a purchase, or in determining the applicable maximum purchase share amounts or VWAP in connection with any such purchase, in each case, will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during any period used to calculate such per share purchase price, maximum purchase share amounts or VWAP.

We will control the timing and amount of any sales of our common stock to Tumim Stone. Actual sales of shares of our common stock to Tumim Stone under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among other things, market conditions, the trading price of our common stock and determinations by us as to the appropriate sources of funding for our business and operations. The net proceeds to us from sales that we elect to make to Tumim Stone under the Purchase Agreement, if any, will depend on the frequency and prices at which we sell shares of our stock to Tumim Stone.

Under the applicable Nasdaq listing rules, in no event may we issue to Tumim Stone under the Purchase Agreement more than 9,171,179 shares of our common stock, which number of shares is equal to 19.99% of the shares of our common stock outstanding immediately prior to the execution of the Purchase Agreement, which we refer to as the Exchange Cap, unless (i) we obtain shareholder approval to issue shares of our common stock in excess of the Exchange Cap in accordance with applicable Nasdaq listing rules, or (ii) the average price per share paid by Tumim Stone for all of the shares of our common stock that we direct Tumim Stone to purchase from us pursuant to the Purchase Agreement, if any, equals or exceeds $1.41 per share (representing the lower of the official closing price of our common stock on Nasdaq on the trading day immediately preceding the date of the Purchase Agreement and the average official closing price of our common stock on Nasdaq for the five consecutive trading days ending on the trading day immediately preceding the date of the Purchase Agreement, as adjusted pursuant to applicable Nasdaq rules, such that the Exchange Cap will not apply to issuances and sales of our common stock under the Purchase Agreement).

As discussed above, one of the conditions that must be satisfied before we may begin effecting sales of our common stock to Tumim Stone under the Purchase Agreement is that we obtain the approval of our shareholders in accordance with applicable Nasdaq listing rules to enable us to issue such number of shares of our common stock in excess of the Exchange Cap as may be necessary for us to receive aggregate gross proceeds equal to $50,000,000 from the sale of Purchase Shares to Tumim Stone under the Purchase Agreement. In that regard, the Purchase Agreement requires us to convene a special (or annual) meeting of our shareholders at the earliest reasonably practical date after the date of the Purchase Agreement for the purpose of, among other things, obtaining such shareholder approval in accordance with applicable Nasdaq listing rules. If we do not obtain the approval of our shareholders to issue shares under the Purchase Agreement in excess of the Exchange Cap at the first shareholder meeting required to be convened pursuant to the Purchase Agreement, we must convene a special (or annual) meeting of our shareholders every six months thereafter to seek such shareholder approval until the earlier of (i) the date on which such shareholder approval is obtained and (ii) the termination of the Purchase Agreement in accordance with its terms. If we do obtain the approval of our shareholders to issue shares under the Purchase Agreement in excess of the Exchange Cap, we will be able to sell as many shares under the Purchase Agreement as may be necessary, in our discretion, in order for us to obtain total aggregate gross proceeds equal to the $50,000,000 total purchase commitment available to us under the Purchase Agreement from sales of our common stock to Tumim Stone from time to time under the Purchase Agreement.

Aside from the Exchange Cap, we may not issue or sell any shares of our common stock to Tumim Stone under the Purchase Agreement which, when aggregated with all other shares of our common stock then beneficially owned by Tumim Stone and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Rule 13d-3 thereunder), would result in Tumim Stone beneficially owning more than 4.99% of the outstanding shares of our common stock (which Tumim Stone may increase to up to 9.99% upon 61 days’ prior written notice to us), which we refer to as the Beneficial Ownership Limitation.

Issuances of our common stock to Tumim Stone under the Purchase Agreement will not affect the rights or privileges of our existing shareholders, except that the economic and voting interests of each of our existing shareholders will be diluted as a result of any such issuance. Although the number of shares of our common stock that our existing shareholders own will not decrease, the shares of our common stock owned by our existing shareholders will represent a smaller percentage of our total outstanding shares of our common stock after any such issuance of shares of our common stock to Tumim Stone under the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Purchase of Shares under the Purchase Agreement

VWAP Purchases

Under the Purchase Agreement, upon the satisfaction or waiver of the conditions to Tumim Stone’s purchase obligation set forth in the Purchase Agreement, we may, from time to time and at our sole discretion, direct Tumim Stone to purchase a specified number of shares of our common stock up to a certain maximum amount (described below) in a “VWAP Purchase,” by our timely delivery of a written purchase notice, or a VWAP Purchase Notice, to Tumim Stone, between 4:00 p.m., New York time, and 6:30 p.m., New York time, on any trading day selected by us as the “VWAP Purchase Exercise Date” for such VWAP Purchase, so long as:

●	the closing sale price of our common stock on such VWAP Purchase Exercise Date (as defined below) is not less than $1.00 (as may be adjusted pursuant to the Purchase Agreement);

●	at least three trading days shall have elapsed since the later of (i) the most recent prior VWAP Purchase Exercise Date on which we have delivered a VWAP Purchase Notice to Tumim Stone pursuant to the Purchase Agreement and (ii) the most recent prior Alternative VWAP Purchase Exercise Date (as defined below) on which we have delivered an Alternative VWAP Purchase Notice (as defined below) to Tumim Stone pursuant to the Purchase Agreement; and

●	all Purchase Shares subject to all prior VWAP Purchase Notices and all prior Alternative VWAP Purchase Notices (as applicable) delivered by us to Tumim Stone pursuant to the Purchase Agreement have been received by Tumim Stone in accordance with the Purchase Agreement prior to our delivery to Tumim Stone of such VWAP Purchase Notice for such VWAP Purchase on such VWAP Purchase Exercise Date;

provided that Tumim Stone may, in its sole discretion, elect to waive satisfaction of any one or more of the above conditions on any VWAP Purchase Exercise Date on which we have notified Tumim Stone, via email correspondence, that we intend to deliver a VWAP Purchase Notice to Tumim Stone on such VWAP Purchase Exercise Date, by Tumim Stone’s delivery to us of a written waiver prior our delivery to Tumim Stone of a VWAP Purchase Notice for such VWAP Purchase. In addition, we may not deliver to Tumim Stone a VWAP Purchase Notice for a VWAP Purchase and an Alternative VWAP Purchase Notice for an Alternative VWAP Purchase on the same trading day.

The maximum number of shares of our common stock that we may elect to sell to Tumim Stone in any single VWAP Purchase, or the VWAP Purchase Maximum Amount, will be equal to the lowest of:

●	100% of the average daily trading volume in our common stock on Nasdaq for the five consecutive trading day period ending on (and including) the trading day immediately preceding the applicable VWAP Purchase Exercise Date for such VWAP Purchase;

●	20% of the daily trading volume in our common stock on Nasdaq on the applicable VWAP Purchase Exercise Date for such VWAP Purchase; and

●	the quotient (rounded up or down to the nearest whole number) obtained by dividing (i) $10,000,000 by (ii) the VWAP on Nasdaq on the applicable VWAP Purchase Exercise Date for such VWAP Purchase (in each case to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction during the applicable period);

provided that we and Tumim Stone can mutually agree in writing to increase the maximum number of shares of our common stock to be purchased by Tumim Stone in connection with a particular VWAP Purchase, at any time prior to our delivery to Tumim Stone of a VWAP Purchase Notice reflecting the increased VWAP Purchase Maximum Amount for such VWAP Purchase.

The purchase price per share of our common stock that we may elect to sell to Tumim Stone in a VWAP Purchase will be equal to the VWAP for the three-consecutive trading day period commencing on the trading day immediately following our timely delivery to Tumim Stone of the VWAP Purchase Notice for such VWAP Purchase in accordance with the Purchase Agreement, less a fixed 5.0% discount to such VWAP.

Alternative VWAP Purchases

In addition to VWAP Purchases, under the Purchase Agreement, upon the satisfaction or waiver of certain conditions set forth in the Purchase Agreement, we may, from time to time and at our sole discretion, direct Tumim Stone to purchase a specified number of shares of our common stock up to a certain maximum amount that is greater than the maximum amount applicable to VWAP Purchases (described below) in an “Alternative VWAP Purchase,” by our timely delivery of a written purchase notice, or an Alternative VWAP Purchase Notice, to Tumim Stone, between 4:00 p.m., New York time, and 6:30 p.m., New York time, on any trading day selected by us as the “Alternative VWAP Purchase Exercise Date” for such Alternative VWAP Purchase, so long as:

●	we notify Tumim Stone via email correspondence prior to our delivery of such Alternative VWAP Purchase Notice that we intend to deliver such notice to Tumim Stone on such trading day and specify the number of Purchase Shares (not to exceed the applicable Alternative VWAP Purchase Maximum Amount) that we propose to sell to Tumim Stone in such Alternative VWAP Purchase;

●	Tumim Stone, in its sole discretion, notifies us via email correspondence that it consents to our delivery of an Alternative VWAP Purchase Notice on such trading day directing Tumim Stone to purchase the number of Purchase Shares specified by us in writing via email that we propose to sell to Tumim Stone in such Alternative VWAP Purchase;

●	the closing sale price of our common stock on such VWAP Purchase Exercise Date (as defined below) is not less than $1.00 (as may be adjusted pursuant to the Purchase Agreement);

●	at least three trading days shall have elapsed since the later of (i) the most recent prior VWAP Purchase Exercise Date on which we have delivered a VWAP Purchase Notice to Tumim Stone pursuant to the Purchase Agreement and (ii) the most recent prior Alternative VWAP Purchase Exercise Date on which we have delivered an Alternative VWAP Purchase Notice to Tumim Stone pursuant to the Purchase Agreement; and

●	all Purchase Shares subject to all prior VWAP Purchase Notices and all prior Alternative VWAP Purchase Notices (as applicable) delivered by us to Tumim Stone pursuant to the Purchase Agreement have been received by Tumim Stone in accordance with the Purchase Agreement prior to our delivery to Tumim Stone of such Alternative VWAP Purchase Notice for such Alternative VWAP Purchase on such Alternative VWAP Purchase Exercise Date;

provided that Tumim Stone may, in its sole discretion, elect to waive satisfaction of any one or more of the last three conditions set forth above on any Alternative VWAP Purchase Exercise Date on which we have notified Tumim Stone, via email correspondence, that we intend to deliver an Alternative VWAP Purchase Notice to Tumim Stone on such Alternative VWAP Purchase Exercise Date, by Tumim Stone’s delivery to us of a written waiver prior our delivery to Tumim Stone of an Alternative VWAP Purchase Notice for such Alternative VWAP Purchase. As in the case of a VWAP Purchase, we may not deliver to Tumim Stone an Alternative VWAP Purchase Notice for an Alternative VWAP Purchase and a VWAP Purchase Notice for a VWAP Purchase on the same trading day.

The maximum number of shares of our common stock that we may elect to sell to Tumim Stone in any single Alternative VWAP Purchase, or the Alternative VWAP Purchase Maximum Amount, will be equal to the lowest of:

●	500% of the average daily trading volume in our common stock on Nasdaq for the five consecutive trading day period ending on (and including) the trading day immediately preceding the applicable Alternative VWAP Purchase Exercise Date for such Alternative VWAP Purchase;

●	100% of the daily trading volume in our common stock on Nasdaq on the applicable Alternative VWAP Purchase Exercise Date for such Alternative VWAP Purchase; and

●	the quotient (rounded up or down to the nearest whole number) obtained by dividing (i) $25,000,000 by (ii) the VWAP on Nasdaq on the applicable Alternative VWAP Purchase Exercise Date for such Alternative VWAP Purchase (in each case to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction during the applicable period);

provided that we and Tumim Stone can mutually agree in writing to increase the maximum number of shares of our common stock to be purchased by Tumim Stone in connection with a particular Alternative VWAP Purchase, at any time prior to our delivery to Tumim Stone of an Alternative VWAP Purchase Notice reflecting the increased Alternative VWAP Purchase Maximum Amount for such Alternative VWAP Purchase.

The purchase price per share of our common stock that we may elect to sell to Tumim Stone in an Alternative VWAP Purchase will be equal to the VWAP for the three-consecutive trading day period commencing on the trading day immediately following our timely delivery to Tumim Stone of the Alternative VWAP Purchase Notice for such Alternative VWAP Purchase in accordance with the Purchase Agreement, less a fixed 5.0% discount to such VWAP.

In the case of VWAP Purchases and Alternative VWAP Purchases, the purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the business days used to compute the purchase price.

Other than as described above, there are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our common stock to Tumim Stone.

Conditions to Commencement and for Delivery of Purchase Notices

The Company’s ability to deliver VWAP Purchase Notices and Alternative VWAP Purchase Notices to Tumim Stone under the Purchase Agreement are subject to the satisfaction (or, where legally permissible, the waiver), both at the time of Commencement and at the time of delivery by the Company of any VWAP Purchase Notice and any Alternative VWAP Purchase Notice to Tumim Stone, of certain conditions, including the following:

●	the accuracy in all material respects of the representations and warranties of the Company included in the Purchase Agreement;

●	the Company having performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Purchase Agreement to be performed, satisfied or complied with by the Company;

●	the registration statement to which this prospectus supplement relates remains effective under the Securities Act, and Tumim Stone being able to utilize this prospectus supplement to resell all of the shares of common stock included in this prospectus supplement;

●	the SEC shall not have issued any stop order suspending the effectiveness of the registration statement to which this prospectus supplement relates or prohibiting or suspending the use of this prospectus supplement;

●	this prospectus supplement, in final form, shall have been filed with the SEC under Rule 424(b) under the Securities Act within the applicable time period under Rule 424(b), and all reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act, shall have been filed with the SEC;

●	we shall have obtained the approval of our shareholders under applicable Nasdaq listing rules to enable us to issue such number of shares of our common stock in excess of the Exchange Cap as may be necessary for us to receive aggregate gross proceeds equal to the $50,000,000 from the sale of Purchase Shares to Tumim Stone pursuant to VWAP Purchases and/or Alternative VWAP Purchases we may elect to make, in our sole discretion, pursuant to the Purchase Agreement from time to time during the term of the Purchase Agreement;

●	trading in the common stock shall not have been suspended by the SEC or Nasdaq, trading in securities generally as reported on Nasdaq shall not have been suspended or limited, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in, any financial, credit or securities market which, in each case, in the reasonable judgment of Tumim Stone, makes it impracticable or inadvisable to purchase shares of our common stock;

●	the absence of any statute, regulation, order, decree, writ, ruling or injunction by any court or governmental authority of competent jurisdiction which (i) prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Purchase Agreement, (ii) requires us to pay material damages, or (iii) finds or concludes that we, any of our subsidiaries or any of our officers, directors or affiliates has violated any U.S. federal securities laws or rules, including, without limitation, any provision of the Securities Act or the Exchange Act, or any state securities or “Blue Sky” laws, or any U.S federal or state antifraud laws or rules;

●	the absence of any action, suit or proceeding before any arbitrator or any court or governmental entity, or any inquiry or investigation by any governmental entity (i) seeking to restrain, prevent or change the transactions contemplated by the Purchase Agreement, (ii) seeking material damages from us or any subsidiary or (iii) other than as publicly disclosed as of the date of the Purchase Agreement, involving any claims or causes of action alleging any violations of any U.S. federal securities laws or rules, including, without limitation, the Securities Act and the Exchange Act, or any state securities or “Blue Sky” laws, or any U.S federal or state antifraud laws or rules;

●	all of the shares of common stock that may be issued pursuant to the Purchase Agreement shall have been approved for listing or quotation on Nasdaq, subject only to notice of issuance;

●	there shall not have occurred any event which would allow Tumim Stone to terminate the Purchase Agreement in accordance with its terms; and

●	the receipt by Tumim Stone of the opinions, bring-down opinions and negative assurances from outside counsel to the Company in the forms mutually agreed to by the Company and Tumim Stone prior to the date of the Purchase Agreement.

Termination of the Purchase Agreement

Unless earlier terminated as provided in the Purchase Agreement, the Purchase Agreement will terminate automatically on the earliest to occur of:

●	November 1, 2024;

●	the date on which Tumim Stone shall have purchased an aggregate of $50,000,000 of shares of common stock pursuant to the Purchase Agreement;

●	the date on which our common stock shall have failed to be listed or quoted on The Nasdaq Stock Market or any other eligible market under the Purchase Agreement; and

●	the 30th trading day next following the date on which we commence a voluntary bankruptcy case or any third party commences an involuntary bankruptcy proceeding against us that is not discharged or dismissed prior to such 30th trading day, the date on which a custodian is appointed for us in a bankruptcy proceeding for all or substantially all of our assets or property, or the date on which we make a general assignment for the benefit of our creditors.

The Purchase Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent. In addition, we have the right to terminate the Purchase Agreement at any time, at no cost or penalty, effective upon five trading days’ prior written notice to Tumim Stone.

Tumim Stone may terminate the Purchase Agreement effective upon five trading days’ prior written notice to us if:

●	any condition, occurrence, state of facts or event constituting a “Material Adverse Effect” (as defined in the Purchase Agreement) has occurred and is continuing;

●	a “Fundamental Transaction” (as defined in the Purchase Agreement) shall have occurred;

●	the effectiveness of the registration statement to which this prospectus supplement relates, or any post-effective amendment thereto, lapses for any reason (including, without limitation, the issuance of a stop order by the SEC) or the registration statement or any post-effective amendment thereto, or any prospectus supplement otherwise becomes unavailable to Tumim Stone for the sale of all of the securities included therein, and such lapse or unavailability continues for a period of 20 consecutive trading days or for more than an aggregate of 60 trading days in any 365-day period, other than due to acts of Tumim Stone;

●	trading in our common stock on The Nasdaq Stock Market (or an eligible market under the Purchase Agreement) shall have been suspended and such suspension continues for a period of three consecutive trading days;

●	we are in material breach or default of the Purchase Agreement, and, if such breach or default is capable of being cured, such breach or default is not cured within 10 trading days after notice of such breach or default is delivered to us;

●	we have not obtained the approval of our shareholders under applicable Nasdaq listing rules, prior to June 30, 2023, to enable us to issue such number of shares of our common stock in excess of the Exchange Cap as may be necessary for us to receive aggregate gross proceeds equal to the $50,000,000 from the sale of Purchase Shares to Tumim Stone pursuant to VWAP Purchases and/or Alternative VWAP Purchases we may elect to make, in our sole discretion, pursuant to the Purchase Agreement from time to time during the term of the Purchase Agreement;

●	a final statute, rule, regulation, order, decree, writ, ruling or injunction shall have been issued, enacted, entered or promulgated by a court or governmental entity of competent jurisdiction that prohibits, enjoins materially modifies or materially delays any of the transactions contemplated by the Purchase Agreement, or that requires us to pay material damages, or finds or concludes that we, any of our subsidiaries or any of our officers, directors or affiliates has violated any U.S. federal securities laws or rules, including, without limitation, any provision of the Securities Act or the Exchange Act, or any state securities or “Blue Sky” laws, or any U.S federal or state antifraud laws or rules; or

●	an action, suit or proceeding before an arbitrator or a court or governmental entity of competent jurisdiction shall have been commenced, or a formal investigation by a governmental entity of competent jurisdiction shall have been commenced against us, any of our subsidiaries or any of our officers, directors or affiliates either seeking to restrain, prevent or materially modify or materially delay any of the transactions contemplated by the Purchase Agreement, seeking material damages from us or involving any claim or cause of action alleging any violation of any U.S. federal securities laws or rules, including, without limitation, any provision of the Securities Act or the Exchange Act, or any state securities or “Blue Sky” laws, or any U.S federal or state antifraud laws or rules by us, any of our subsidiaries or any of our officers, directors or affiliates.

Notwithstanding the foregoing, no termination of the Purchase Agreement by any party shall become effective prior to the fifth trading day immediately following the applicable settlement date related to any pending VWAP Purchase or Alternative VWAP Purchase that has not been fully settled in accordance with the terms and conditions of the Purchase Agreement, and no termination of the Purchase Agreement shall limit, alter, modify, change or otherwise affect any of the parties’ rights or obligations under the Purchase Agreement with respect to any pending VWAP Purchase or pending Alternative VWAP Purchase, and the parties shall fully perform their respective obligations with respect to any such pending VWAP Purchase or pending Alternative VWAP Purchase under the Purchase Agreement.

No Short-Selling or Hedging by Tumim Stone

Tumim Stone has agreed that neither it nor any of its affiliates or any entity managed or controlled by Tumim Stone shall, directly or indirectly, (i) engage in or effect any “short sales” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or (ii) execute any stock pledge, forward sales contract, option, put, call, swap or similar hedging arrangement (including on a total return basis), which establishes a net short position with respect to our common stock, during the term of the Purchase Agreement.

Prohibition on Variable Rate Transactions

Subject to specified exceptions included in the Purchase Agreement, we are limited in our ability to enter into specified “Variable Rate Transactions” (as such term is defined in the Purchase Agreement) during the term of the Purchase Agreement. Such transactions include, among others, the issuance of convertible securities with a conversion or exercise price that is based upon or varies with the trading price of our common stock after the date of issuance, or our effecting or entering into an agreement to effect an “equity line of credit” or other substantially similar continuous offering with a third party, in which we may offer, issue or sell common stock or any securities exercisable, exchangeable or convertible into common stock at a future determined price.

Effect of Performance of the Purchase Agreement on our Shareholders

All shares registered in this offering that have been or may be issued or sold by us to Tumim Stone under the Purchase Agreement are expected to be freely tradable. Shares registered in this offering may be sold by us to Tumim Stone commencing on the date of this prospectus supplement and ending on November 1, 2024, or earlier termination of the Purchase Agreement in accordance with its terms. The sale by Tumim Stone of a significant amount of shares registered in this offering at any given time, could cause the market price of our common stock to decline and to be highly volatile. Sales of our common stock to Tumim Stone, if any, will depend upon market conditions and other factors to be determined by us, in our sole discretion. We may ultimately decide to sell to Tumim Stone all, some or none of the additional shares of our common stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to Tumim Stone, after Tumim Stone has acquired the shares, Tumim Stone may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to Tumim Stone by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our common stock. In addition, if we sell a substantial number of shares to Tumim Stone under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Tumim Stone may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of our shares to Tumim Stone and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

Pursuant to the terms of the Purchase Agreement, we have the right, but not the obligation, to direct Tumim Stone to purchase up to $50,000,000 of our common stock, exclusive of the 386,369 Initial Commitment Shares to be issued to Tumim Stone as consideration for its commitment to purchase shares of our common stock under the Purchase Agreement and the 386,369 Additional Commitment Shares that may be issued to Tumim Stone. Under the applicable Nasdaq listing rules, in no event may we issue to Tumim Stone under the Purchase Agreement more than the Exchange Cap of 9,171,179 shares of our common stock, unless (i) we obtain shareholder approval to issue shares of our common stock in excess of the Exchange Cap in accordance with applicable Nasdaq listing rules, or (ii) the average price per share paid by Tumim Stone for all of the shares of our common stock that we direct Tumim Stone to purchase from us pursuant to the Purchase Agreement, if any, equals or exceeds $1.41 per share, such that the Exchange Cap will not apply to issuances and sales of our common stock under the Purchase Agreement. Moreover, we may not issue or sell any shares of our common stock to Tumim Stone under the Purchase Agreement which, when aggregated with all other shares of our common stock then beneficially owned by Tumim Stone and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act, and Rule 13d-3 thereunder), would result in Tumim Stone beneficially owning more than the 4.99% Beneficial Ownership Limitation (which Tumim Stone may increase to up to 9.99% upon 61 days’ prior written notice to us).

The following table sets forth the amount of gross proceeds we would receive from Tumim Stone from our sale of shares of common stock to Tumim Stone under the Purchase Agreement at varying purchase prices:

Assumed Average Purchase Price Per Share		Number of Registered Shares to be Issued if Full Purchase (1)	Percentage of Outstanding Shares After Giving Effect to the Issuance to Tumim Stone (2)
$1.00		50,000,000	51.9%
$1.25		40,000,000	46.3%
$1.29	(3)	36,231,884	43.8%
$1.50		33,333,333	41.8%
$1.75		28,571,428	38.1%

(1)	Includes the total number of Purchase Shares that we would have sold under the Purchase Agreement at the corresponding assumed average purchase price set forth in the first column, up to the aggregate purchase price of $50,000,000, if available, without regard for the Exchange Cap or the Beneficial Ownership Limitation, and excludes the Commitment Shares

(2)	The denominator is based on 45,656,514 shares outstanding as of September 29, 2022 adjusted to include the issuance of (i) 386,369 Initial Commitment Shares to be issued to Tumim Stone as consideration for its commitment to purchase shares of our common stock under the Purchase Agreement and 386,369 Additional Commitment Shares that may be issued to Tumim Stone and (ii) the number of shares set forth in the adjacent column that we would have sold to Tumim Stone, assuming the average purchase price in the first column. The numerator is based on the number of shares issuable under the Purchase Agreement (that are the subject of this offering) at the corresponding assumed average purchase price set forth in the first column.

(3)	The closing sale price of our common stock on October 3, 2022.

USE OF PROCEEDS

We may receive up to $50,000,000 in aggregate gross proceeds under the Purchase Agreement from any sales we make to Tumim Stone pursuant to the Purchase Agreement after the date of this prospectus supplement. We estimate that the net proceeds to us from the sale of our common stock to Tumim Stone pursuant to the Purchase Agreement will be up to $49.8 million, assuming that we sell the full amount of our common stock that we have the right, but not the obligation, to sell to Tumim Stone under the Purchase Agreement, and after other estimated fees and expenses. We may sell fewer than all of the shares offered by this prospectus supplement, in which case our net offering proceeds will be less. Because we are not obligated to sell any shares of our common stock under the Purchase Agreement, the actual total offering amount and proceeds to us, if any, are not determinable at this time. See “Plan of Distribution” elsewhere in this prospectus supplement for more information.

We currently intend to use the net proceeds from sale of shares of our common stock for general corporate and working capital purposes. We may also use a portion of the net proceeds to acquire or invest in complementary businesses, products and technologies. Although we have no specific agreements, commitments or understandings with respect to any acquisition, we evaluate acquisition opportunities and engage in related discussions with other companies from time to time.

The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. As a result, our management will have broad discretion regarding the timing and application of the net proceeds from this offering.

DIVIDEND POLICY

We have never declared dividends on our equity securities, and currently do not plan to declare dividends on shares of our common stock in the foreseeable future. We expect to retain our future earnings, if any, for use in the operation and expansion of our business. Further, the agreements governing our indebtedness limit our ability to make dividends on our common stock. The payment of cash dividends in the future, if any, will be at the discretion of our Board of Directors and will depend upon such factors as earnings levels, capital requirements, our overall financial condition and any other factors deemed relevant by our Board of Directors.

PLAN OF DISTRIBUTION

This prospectus supplement relates to the offer and sale of shares of our common stock having an aggregate gross purchase price of up to $50,000,000 that we may sell to Tumim Stone Capital LLC from time to time, in our sole discretion, pursuant to the Purchase Agreement, an additional 386,369 Initial Commitment Shares that we are issuing to Tumim Stone as consideration for its commitment to purchase shares of our common stock at our direction, and an additional 386,369 shares of our common stock that are issuable to Tumim Stone as Additional Commitment shares, upon the terms and subject to the conditions and limitations set forth in the Purchase Agreement. This prospectus supplement and the accompanying prospectus also cover the resale of these shares by Tumim Stone to the public.

Tumim Stone is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Tumim Stone has informed us that it intends to use one or more registered broker-dealers to effectuate all sales, if any, of our common stock that it has acquired and may in the future acquire from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. The shares of our common stock may be sold in one or more of the following manners:

●	Ordinary brokerage transactions and transactions in which the broker solicits purchasers; or

●	A block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction.

Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Tumim Stone has informed us that each such broker-dealer will receive commissions from Tumim Stone that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares of our common stock offered by this prospectus supplement may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by Tumim Stone through this prospectus supplement. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our common stock sold by Tumim Stone may be less than or in excess of customary commissions. Neither we nor Tumim Stone can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our common stock sold through this prospectus supplement.

We know of no existing arrangements between Tumim Stone or any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our common stock offered by this prospectus supplement and accompanying prospectus.

We may from time to time file with the SEC one or more supplements to this prospectus supplement or amendments to the registration statement to which this prospectus supplement relates to amend, supplement or update information contained in this prospectus supplement, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus supplement, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares, any compensation paid to any such brokers, dealers, underwriters or agents, and any other required information.

As consideration for its commitment to purchase shares of our common stock at our direction from time to time under the Purchase Agreement, we have agreed to issue 386,369 shares of our common stock to Tumim Stone as Initial Commitment Shares and to issue 386,369 shares of our common stock to Tumim Stone as Additional Commitment Shares. We also have agreed to reimburse Tumim Stone for the fees and disbursements of its counsel, payable upon execution of the Purchase Agreement, in an amount not to exceed $75,000.

We also have agreed to indemnify Tumim Stone and certain other persons against certain liabilities in connection with the offering of shares of our common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Tumim Stone has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Tumim Stone specifically for use in this prospectus supplement or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

We have entered into an agreement with Americas Executions, LLC, or Americas Executions, a registered broker-dealer and member of the Financial Industry Regulatory Authority, Inc., or FINRA, pursuant to which Americas Executions agreed to act as the placement agent in connection with the transactions contemplated by the Purchase Agreement. Pursuant to such placement agent agreement, we have agreed to pay Americas Executions a cash placement fee of $25,000, representing 0.05% of Tumim Stone’s $50,000,000 total purchase commitment under the Purchase Agreement, upon receipt of written confirmation from the Financial Industry Regulatory Authority (“FINRA”) to the effect that FINRA’s Corporate Finance Department has determined not to raise any objection with respect to the fairness or reasonableness of the terms of compensation to be received by Americas Executions. Americas Executions shall not be entitled to any other compensation upon the closing of any subsequent stock sales effected pursuant to the Purchase Agreement. We have also agreed to provide indemnification and contribution to Americas Executions with respect to certain civil liabilities, including liabilities under the Securities Act.

We estimate that the total expenses for the offering, including compensation payable to Americas Executions under the terms of the placement agent agreement, will be approximately $175,000.

Tumim Stone has agreed that neither it nor any of its affiliates or any entity managed or controlled by Tumim Stone shall, directly or indirectly, (i) engage in or effect any “short sales” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or (ii) execute any stock pledge, forward sales contract, option, put, call, swap or similar hedging arrangement (including on a total return basis), which establishes a net short position with respect to our common stock, during the term of the Purchase Agreement.

We have advised Tumim Stone that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes Tumim Stone, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus supplement.

This offering will terminate on the date that all shares offered by this prospectus supplement have been issued and sold by us to Tumim Stone and have been resold by Tumim Stone. We may suspend the sale of shares to Tumim Stone pursuant to this prospectus supplement for certain periods of time for certain reasons, including if this prospectus supplement is required to be supplemented or amended to include additional material information.

Our common stock is currently listed on The Nasdaq Global Market under the symbol “FUV.”

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus supplement will be passed upon for us by Nelson Mullins Riley & Scarborough LLP, Raleigh, North Carolina.

EXPERTS

The financial statements of Arcimoto, Inc. included in the Company’s Annual Report on Form 10-K as of December 31, 2021 and 2020 and for the years then ended have been audited by dbbmckennon, independent registered public accounting firm, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report (which report includes an explanatory paragraph as to the Company’s ability to continue as a going concern) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered hereby. This prospectus supplement and the accompanying prospectus, which constitute a part of the registration statement, do not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and our securities offered hereby, we refer you to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address is http://www.sec.gov.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at http://www.sec.gov. We also maintain a website at http://www.arcimoto.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus. You may also request a copy of these filings, at no cost, by writing or telephoning us at: 2034 West 2nd Avenue, Eugene, Oregon 97402, (541) 683-6293.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act of 1933, as amended, or Securities Act, with the SEC with respect to the securities being offered pursuant to this prospectus supplement and accompanying prospectus. This prospectus supplement omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, and accompanying prospectus for further information about us and the securities being offered pursuant to this prospectus supplement and accompanying prospectus. Statements in this prospectus supplement and accompanying prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find Additional Information.” The documents we are incorporating by reference into this prospectus supplement are:

●	our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 31, 2022;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022 filed with the SEC on May 16, 2022 and August 15, 2022, respectively;

●	those portions of our for our Definitive Proxy Statement on Schedule 14A for our 2022 Annual Meeting of Shareholders filed with the SEC on May 2, 2022 that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021;

●	our Current Reports on Form 8-K filed with the SEC on January 14, 2022 (as amended January 20, 2022), February 3, 2022, April 26, 2022, April 27, 2022, June 16, 2022, June 16, 2022, June 21, 2022, July 6, 2022 (first filing), July 15, 2022, July 18, 2022, August 4, 2022, August 11, 2022, August 16, 2022 August 19, 2022, September 1, 2022, September 19, 2022 and October 5, 2022, in each case only to the extent filed and not furnished; and

●	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on September 21, 2017, under the Exchange Act, as supplemented and updated by the description of our common stock set forth in Exhibit 4.2 of our Annual Report on Form 10-K for the year ended December 31, 2021, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the date any offering is terminated or completed are deemed to be incorporated by reference into, and to be a part of, this prospectus supplement. In no event, however, will any of the information, including exhibits, that we disclose under Item 2.02 and Item 7.01 of any Current Report on Form 8-K that has been or may, from time to time, be furnished to the SEC be incorporated into or otherwise become a part of this prospectus supplement.

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Arcimoto, Inc., 2034 West 2nd Avenue, Eugene, Oregon 97402, (541) 683-6293. Copies of these filings are also available through the “Investors” section of our website at www.arcimoto.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find Additional Information” above.

PROSPECTUS

$300,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants

Rights
Units

From time to time, we may offer and sell our securities listed above in one or more offerings in amounts, at prices and on terms that we will determine at the time of the offering. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $300,000,000.

Each time we offer our securities, we will provide you with specific terms of the securities offered in supplements to this prospectus. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement. Accompanying prospectus supplements may add, update or change information contained in this prospectus. You should read this prospectus, the accompanying prospectus supplements, the information incorporated by reference into this prospectus and the accompany prospectus supplements and the additional information described below under the heading “Where You Can Find More Information” carefully before you invest in our securities.

Our common stock is listed on The Nasdaq Global Market under the symbol “FUV.” The last reported sale price of our common stock on December 29, 2021 was $8.00 per share.

Our securities may be offered and sold to or through underwriters, brokers, dealers or agents as designated from time to time, or directly to one or more other purchasers or through a combination of such methods. For additional information, you should refer to the section captioned “Plan of Distribution” on page 29 of this prospectus. If any underwriters, dealers or agents are involved in the sale of any of our securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the accompanying prospectus supplement. The price to the public of our securities and the net proceeds that we expect to receive from such sale will also be set forth in the accompanying prospectus supplement.

Investing in our securities involves a high degree of risk. You should carefully read and consider the risk factors set forth under the caption “Risk Factors” on page 2 of this prospectus, in any accompanying prospectus supplement and in the documents incorporated or deemed incorporated by reference into this prospectus and the accompanying prospectus supplement before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 13, 2022

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) using a shelf registration process. Using this process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $300,000,000. This prospectus provides a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of the securities being offered and the specific manner in which they will be offered. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement. Accompanying prospectus supplements may add, update or change information contained in this prospectus. To the extent that any statement we make in an accompanying prospectus supplement is inconsistent with statements made in this prospectus or in any document incorporated by reference herein, the statements made in this prospectus or in any document incorporated by reference herein will be deemed modified or superseded by those made in the accompanying prospectus supplement.

You should carefully read this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein as described below under the captions “Where You Can Find More Information” and “Incorporation by Reference” before making a decision to invest in our securities.

You should rely only on the information set forth in or incorporated by reference into this prospectus and any accompanying prospectus supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein are accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise requires, throughout this prospectus and any accompanying prospectus supplement, the words “Arcimoto,” “we,” “us,” “our,” “the registrant” or the “Company” refer to Arcimoto, Inc., and the term “securities” refers collectively to our preferred stock, common stock, debt securities, warrants, units and any combination of the foregoing securities.

This prospectus contains summaries of certain provisions contained in documents described in this prospectus. All of the summaries are qualified in their entirety by the actual documents, which you should review before making a decision to invest in our securities. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

ii

THE COMPANY

We were incorporated in the State of Oregon on November 21, 2007. Our mission is to catalyze the global shift to a sustainable transportation system.

Over the past 14 years, the Company has developed a new vehicle platform designed around the needs of everyday drivers. Having approximately one-third the weight and one-third of the footprint of the average car, the Arcimoto platform’s purpose is to bring the joy of ultra-efficient, pure electric driving to the masses. To date, the Company has introduced five vehicle products built on this platform that target specific niches in the vehicle market: our flagship product, the Fun Utility Vehicle® (“FUV®”), for everyday consumer trips; the Deliverator® for last-mile delivery and general fleet utility; the Rapid Responder™ for emergency services and security; the Cameo™ for film, sports and influencers; and the Arcimoto Roadster, an unparalleled pure-electric on-road thrill machine.

Our principal executive offices are located at 2034 West 2nd Avenue, Eugene, Oregon 97402, and our telephone number is (541) 683-6293. Our website address is www.arcimoto.com. The information located on, or accessible from, our website is not, and shall not be deemed to be, a part of this prospectus or any accompanying prospectus supplement or incorporated into any other filings that we make with the SEC.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully read and review the risk factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, the risk factors discussed under the caption “Risk Factors” in any accompanying prospectus supplement, and any risk factors discussed in our other filings with the SEC which are incorporated by reference into this prospectus and any accompanying prospectus supplement before investing in our securities. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also materially and adversely affect us. If any of the risks or uncertainties described in our most recent Annual Report on Form 10-K, any accompanying prospectus supplement or our other filings with the SEC or if any additional risks and uncertainties actually occur, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that case, the trading price of our securities could decline, and you could lose all or part of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Exchange Act of 1934, as amended (the “Exchange Act’), and the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements that express our strategies, intentions, financial projections, beliefs, expectations, strategies, predictions, or any other statements relating to our future activities or other future events or conditions. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements generally can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “will”, “could”, “should”, “projects”, “plans”, “goal”, “targets”, “potential”, “estimates”, “pro forma”, “seeks”, “intends”, or “anticipates”, or similar expressions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict and/or beyond our control. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein. In addition, such statements could be affected by risks and uncertainties related to:

●	our ability to identify financing sources to fund our capital expenditure requirements and continue operations until sufficient cash flow can be generated from operations;
●	our ability to lower production costs to achieve cost-effective mass production, which we believe will be an important factor affecting adoption of the products;
●	our ability to effectively execute our business plan and growth strategy;
●	unforeseen or recurring operational problems at our facility, or a catastrophic loss of our manufacturing facility, including the temporary closures of our facility that might be required as a result of the continuing COVID-19 pandemic;
●	our dependence on our suppliers, whose ability to supply us may be negatively impacted by, among other things, the measures being implemented to address COVID-19;
●	our ability to secure battery cells from a foreign sole sourced vendor in order to maintain production levels due to supply chain constraints;
●	changes in consumer demand for, and acceptance of, our products;
●	overall strength and stability of general economic conditions and specifically of the automotive industry, both in the United States and globally;
●	changes in U.S. and foreign trade policy, including the imposition of tariffs and the resulting consequences;
●	changes in the competitive environment, including adoption of technologies and products that compete with our products;
●	our ability to generate consistent revenues;
●	our ability to design, produce and market our vehicles within projected timeframes given that a vehicle consists of several thousand unique items and we can only go as fast as the slowest item
●	our experience to date in manufacturing and our ability to manufacture increasing numbers of vehicles at the volumes that we need in order to meet our goals;

●	our reliance on as well as our ability to attract and retain key personnel;
●	changes in the price of oil and electricity;
●	changes in laws or regulations governing our business and operations;
●	our ability to maintain adequate liquidity and financing sources and an appropriate level of debt, if any, on terms favorable to our company;
●	the number of reservations and cancellations for our vehicles and our ability to deliver on those reservations;
●	our ability to maintain quality control over our vehicles and avoid material vehicle recalls;
●	our ability to manage the distribution channels for our products, including our ability to successfully implement our direct to consumer distribution strategy and any additional distribution strategies we may deem appropriate;
●	our ability to obtain and protect our existing intellectual property protections including patents;
●	changes in accounting principles, or their application or interpretation, and our ability to make estimates and the assumptions underlying the estimates, which could have an effect on earnings or losses;
●	interest rates and the credit markets;
●	costs and risks associated with litigation; and
●	other risks described from time to time in periodic and current reports that we file with the SEC.

This list of risks and uncertainties, however, is only a summary of some of the most important factors and is not intended to be exhaustive. You should carefully read and review the risks and information contained in, or incorporated by reference into, this prospectus and in any accompanying prospectus supplement, including, without limitation, the section of this prospectus captioned “Risk Factors,” the section captioned “Risk Factors” which is incorporated by reference herein from our most recent Annual Report on Form 10-K and any other risks and uncertainties we identify in other reports and information that we file with the SEC. New factors that are not currently known to us or of which we are currently unaware may also emerge from time to time that could materially and adversely affect us.

All written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We caution investors not to rely too heavily on the forward-looking statements we make or that are made on our behalf. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Any forward-looking statement made by us in this prospectus speaks only as of the date of this prospectus. Except as required by applicable law, we undertake no obligation and specifically decline any obligation to update any of these forward-looking statements after the date of such statements are made, whether as a result of new information, future events or otherwise. You should, however, carefully read and review any further disclosures we make related to forward-looking statements in any accompanying prospectus supplement and in the documents incorporated by reference herein and therein.

DESCRIPTION OF CAPITAL STOCK

In the discussion that follows, we have summarized certain material provisions of our Second Amended and Restated Articles of Incorporation, as amended (the “Articles”), our Second Amended and Restated Bylaws (the “Bylaws”) and the Oregon Business Corporation Act (the “Act”) that relate to our capital stock. This summary is not complete, is qualified in its entirety by reference to our Articles and our Bylaws and is subject to the relevant provisions of the Act. Copies of our Articles and Bylaws have been filed with the SEC and are incorporated by reference into this prospectus. You should carefully read our Articles and our Bylaws and the relevant provisions of the Act before you invest in our capital stock.

Authorized Capital Stock

We are authorized to issue 100,000,000 shares of common stock, no par value (“common stock”), and 5,000,000 shares of preferred stock, no par value (“preferred stock”), of which 1,500,000 shares have been designated as the Series A-1 Preferred Stock (the “Series A-1 Preferred Stock”) and 2,000,000 shares have been designated as the Class C Preferred Stock (the “Class C Preferred Stock”).

As of December 27, 2021:

●	37,643,369 shares of our common stock were issued and outstanding;
●	no shares of our Series A-1 Preferred Stock were issued and outstanding;
●	no shares of our Class C Preferred Stock were issued and outstanding;
●	2,295,500 shares of our common stock were reserved for issuance, but not subject to outstanding awards, under our 2018 Omnibus Stock Incentive Plan (“2018 Plan”), our Amended and Restated 2015 Stock Incentive Plan (“2015 Plan”) and our 2012 Employee Stock Benefit, as amended (“2012 Plan”);
●	3,967,200 shares of our common stock reserved for issuance in connection with outstanding awards issued under our 2018 Plan, 2015 Plan and 2012 Plan; and
●	122,238 shares of our common stock reserved for issuance in connection with outstanding underwriter warrants.

Common Stock

General. Holders of shares of common stock have the rights set forth in our Articles and Bylaws and the Act. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue.

Ranking. Our common stock, with respect to dividend rights, ranks (i) junior to the Series A-1 Preferred Stock and any other series of preferred stock that we may designate and issue that has dividend rights that are senior to our common stock, and (ii) pari passu with our Class C Preferred Stock. Our common stock, with respect to rights upon a liquidation, dissolution and winding up of the Company, ranks (i) junior to any indebtedness of the Company, the Series A-1 Preferred Stock and any other series of preferred stock that we may designate and issue that has liquidation rights that are senior to our common stock, and (ii) pari passu with our Class C Preferred Stock.

Dividends and Other Distributions. Subject to the preferential rights of any series of preferred stock having dividend rights that are senior to the common stock, including the Series A-1 Preferred Stock, the holders of shares of common stock are entitled to receive, when and if declared by our Board of Directors (“Board”), out of the assets of the Company which are legally available therefor, dividends payable in either in cash, in property or in shares of capital stock.

Voting. Each holder of common stock has one vote in respect of each share of common stock held by such holder of record on the books of the Company for the election of directors and on all matters submitted to a vote of the shareholders of the Company. Holders of common stock do not have cumulative voting rights. The holders of shares preferred stock and common stock vote together as a single class on all matters.

Liquidation Rights. In the event of any dissolution, liquidation or winding up of the affairs of the Company, after the payment of all of the Company’s debts and other liabilities and after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the preferred stock, including the Series A-1 Preferred Stock, holders of the common stock are entitled to receive all of the remaining assets of the Company available for distribution to shareholders ratably in proportion to the number of shares of common stock held by such holders.

Conversion and Exchange Rights. Our common stock is not convertible into or exchangeable for any other shares of our capital stock.

Preemptive Rights. Holders of our common stock do not have any preemptive rights.

Redemption and Sinking Fund. We have no obligation or right to redeem our common stock, and there is no sinking fund that pertains to the common stock.

Fully Paid and Non-Assessable. The issued and outstanding shares of our common stock are fully paid and non-assessable.

Listing and Trading. Our common stock is listed for trading on The Nasdaq Global Market under the symbol “FUV.”

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Broadridge Financial Solutions, Inc.

Preferred Stock

We are authorized, without any additional action by our shareholders, to issue shares of our preferred stock in one or more series, each with such designations, rights, preferences, voting powers (or no voting powers), relative, participating, optional or other special rights and privileges and such qualifications, limitations or restrictions as our Board may determine. The authority of our Board with respect to each such series includes, without limitation of the foregoing, the right to provide that the shares of each such series may be (i) subject to redemption at such time or times and at such price or prices, (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series, (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Company, (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock of the Company at such price or prices or at such rates of exchange, and with such adjustments, if any, (v) entitled to the benefit of such limitations, if any, on the issuance of additional shares of such series or shares of any other series of Preferred Stock and/or (vi) entitled to such other preferences, powers, qualifications, rights and privileges, all as our Board deems advisable and as are not inconsistent with our Articles and Bylaws and the Act.

If we issue preferred stock, we will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and any accompanying prospectus supplements in articles of amendment to our Articles relating to that series. We will also incorporate by reference into the registration statement, of which this prospectus is a part, the form of any articles of amendment that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the accompanying prospectus supplement related to any series of preferred stock we may offer, as well as the complete articles of amendment that contains the terms of the applicable series of preferred stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until our Board determines the specific rights of the holders of the preferred stock. However, these effects might include restricting dividends on the common stock, diluting and/or adversely affecting the voting power of the common stock, impairing the liquidation rights of the common stock, delaying or preventing the completion of a merger, acquisition, tender offer or other takeover attempt and delaying or preventing the removal of management of the Company. Any such effects could, in turn, depress the trading price of our common stock. All shares of preferred stock offered will, when issued, be fully paid and nonassessable, including shares of preferred stock issued upon the exercise or exchange of any other securities described in this prospectus.

The transfer agent and registrar for the preferred stock will be set forth in an accompanying prospectus supplement.

The Act provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This statutory right is in addition to any voting rights that may be provided for in any applicable articles of amendment.

Series A-1 Preferred Stock

General. Holders of our shares of Series A-1 Preferred Stock have the rights set forth in our Articles, our Bylaws and the Act.

Ranking. Our Series A-1 Preferred Stock, with respect to dividend rights, ranks (i) junior to any other series of preferred stock that we may designate and issue that has dividend rights that are senior to our Series A-1 Preferred Stock, and (ii) senior to our Class C Preferred Stock, any other series of preferred stock that we may designate and issue that has dividend rights that are junior to our Series A-1 Preferred Stock and our common stock. Our Series A-1 Preferred Stock, with respect to rights upon a liquidation, dissolution and winding up of the Company, ranks (i) junior to any indebtedness of the Company and any other series of preferred stock that we may designate and issue that has liquidation rights that are senior to our Series A-1 Preferred Stock, and (ii) senior to our Class C Preferred Stock, any other series of preferred stock that we may designate and issue that has liquidation rights that are junior to our Series A-1 Preferred Stock and our common stock.

Dividends and Other Distributions. Holders of shares of Series A-1 Preferred Stock are entitled to receive, prior and in preference to any declaration or payment of any dividend on the Class C Preferred Stock and the common stock and pari passu with each other an amount equal to that paid on any other outstanding shares of capital stock of the Company, payable when, as, and if declared by our Board. Such dividends shall not be cumulative. Unless full dividends on the Series A-1 Preferred Stock for all past dividend periods and the then-current dividend period have been paid and an amount sufficient for the payment of such dividends have been set apart: (i) no dividend (other than a dividend payable solely in common stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of common stock) may be paid or declared, and no distribution may be made, on any Class C Preferred Stock or common stock, and (ii) no shares of Class C Preferred Stock or common stock may be purchased, redeemed, or acquired by the Company and no funds may be paid into or set aside or made available for a sinking fund for the purchase, redemption, or acquisition thereof, provided, however, that this restriction does not apply to the repurchase of shares of common stock held by employees, officers, directors, consultants or other persons performing services for the Company or any wholly-owned subsidiary of the Company that are subject to restrictive stock purchase agreements under which the Company has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment.

Voting. Holders of shares of Series A-1 Preferred Stock are entitled to vote on all matters and are entitled to a number of votes equal to the number of votes that would be accorded to the largest number of whole shares of common stock into which such holder’s shares of Series A-1 Preferred Stock could then be converted, pursuant to the provisions of “Conversion and Exchange Rights” below, at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Holders of Series A-1 Preferred Stock do not have cumulative voting rights. The holders of shares preferred stock and common stock vote together as a single class on all matters.

Liquidation Rights. The holders of Series A-1 Preferred are entitled to receive, prior and in preference to any distribution of any of the Company’s assets to the holders of the Class C Preferred Stock and common stock, an amount per share equal to the original issue price of that share for each then-outstanding share of Series A-1 Preferred Stock plus any declared but unpaid dividends on such share (together, the “Series A-1 Liquidation Amount”). If, upon the occurrence of any liquidation, dissolution or winding up of the Company, the assets thus distributed among the holders of Series A-1 Preferred is insufficient to permit the payment to such holders of the full Series A-1 Liquidation Amount, then the entire assets of the Company legally available for distribution will be distributed ratably among the holders of Series A-1 Preferred in the same proportion as the full preferential amount each such holder would otherwise be entitled to receive bears to the total of the full preferential amount that would otherwise be distributable to the holders of Series A-1 Preferred.

After payment in full of the Series A-1 Liquidation Amount, or after funds necessary for such payment have been set aside by the Company in trust for the account of holders of such shares so as to be available for such payment, holders of Series A-1 Preferred will not be entitled to any further participation in the distribution of the assets of the Company and will have no further rights of conversion, and the remaining assets available for distribution will be distributed among the holders of Class C Preferred Stock and common stock pro rata based on the number of shares of Class C Preferred Stock and common stock held by each.

Conversion and Exchange Rights. Each share of Series A-1 Preferred is convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into a number of shares of common stock as is determined by dividing the original issue price of the share of Series A-1 Preferred Stock by the Series A-1 Conversion Price (as defined below) in effect at the time of conversion. The “Series A-1 Conversion Price” of each share is initially equal to the original issue price of the share of Series A-1 Preferred Stock. The initial Series A-1 Conversion Price, and the rate at which shares of Series A-1 Preferred may be converted into shares of common stock, are subject to various adjustments set forth in our Articles. In the event of a liquidation, dissolution or winding up of the Company or a Deemed Liquidation Event (as defined in our Articles), the conversion rights of the Series A-1 Preferred Stock will terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series A-1 Preferred Stock. No fractional shares of common stock will be issued upon conversion of the Series A-1 Preferred Stock. In lieu of any fractional shares to which a holder would otherwise be entitled, the Company will pay cash equal to such fraction multiplied by the fair market value of a share of common stock as determined in good faith by our Board.

Upon either (i) the closing of the sale of shares of common stock to the public at a price of at least $5.00 per share in a firm-commitment, underwritten public offering pursuant to an effective registration statement under the Securities Act resulting in at least $15,000,000 of proceeds, net of the underwriting discount and commissions, to the Company or (ii) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least fifty percent (50%) of the then outstanding shares of Series A-1 Preferred Stock, (a) all then-outstanding shares of Series A-1 Preferred Stock will automatically be converted into shares of common stock, at the then-effective conversion rate and (b) such shares may not be reissued by the Company.

Series A Preferred Stock is not exchangeable for any other shares of our capital stock.

Preemptive Rights. Holders of our Series A-1 Preferred Stock do not have any preemptive rights.

Redemption and Sinking Fund. We have no obligation or right to redeem our Series A-1 Preferred Stock, and there is no sinking fund that pertains to the Series A-1 Preferred Stock.

Fully Paid and Non-Assessable. The issued and outstanding shares of our Series A-1 Preferred Stock are fully paid and non-assessable.

Class C Preferred Stock

General. Holders of shares of Class C Preferred Stock have the rights set forth in our Articles and Bylaws and the Act.

Ranking. Our Class C Preferred Stock, with respect to dividend rights, ranks (i) junior to the Series A-1 Preferred Stock and any other series of preferred stock that we may designate and issue that has dividend rights that are senior to our Class C Preferred Stock, and (ii) pari passu with our common stock. Our Class C Preferred Stock, with respect to rights upon a liquidation, dissolution and winding up of the Company, ranks (i) junior to any indebtedness of the Company, the Series A-1 Preferred Stock and any other series of preferred stock that we may designate and issue that has liquidation rights that are senior to our Class C Preferred Stock, and (ii) pari passu with our common stock.

Dividends and Other Distributions. Subject to the preferential rights of any series of preferred stock having dividend rights that are senior to the Class C Preferred Stock, including the Series A-1 Preferred Stock, the holders of shares of the Class C Preferred Stock rank pari passu with our common stock and are entitled to receive, when and if declared by our Board, out of the assets of the Company which are legally available therefor, dividends payable in either in cash, in property or in shares of capital stock.

Voting. Each holder of Class C Preferred Stock has one vote in respect of each share of stock held by such holder of record on the books of the Company for the election of directors and on all matters submitted to a vote of shareholders of the Company. Holders of Class C Preferred Stock do not have cumulative voting rights. The holders of shares preferred stock and common stock vote together as a single class on all matters.

Liquidation Rights. In the event of any dissolution, liquidation or winding up of the affairs of the Company, after the payment of all of the Company’s debts and other liabilities and after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Company’s other classes and series of preferred stock, including the Series A-1 Preferred Stock, holders of the Class C Preferred Stock are entitled to receive all of the remaining assets of the Company of whatever kind available for distribution to shareholders pro rata with the holders of shares of common stock, treating for this purpose all such shares of Class C Preferred Stock as if they had been converted to common stock on a 1:1 basis immediately prior to such liquidation, dissolution or winding up of the Company.

Conversion and Exchange Rights. Our Class C Preferred Stock is convertible into shares of common stock only upon the effectiveness of articles of amendment to our Articles that increase in the number of authorized shares of our common stock in which event all then-outstanding shares of Class C Preferred Stock shall automatically be converted into shares of our common stock at the ratio of 1:1. Our Class C Preferred Stock is not otherwise convertible into or exchangeable for any other shares of our capital stock.

Preemptive Rights. Holders of our Class C Preferred Stock do not have any preemptive rights.

Redemption and Sinking Fund. We have no obligation or right to redeem our Class C Preferred Stock, and there is no sinking fund that pertains to the Class C Preferred Stock.

Fully Paid and Non-Assessable. The issued and outstanding shares of our Class C Preferred Stock are fully paid and non-assessable.

Certain provisions of Oregon law, our Articles and our Bylaws

Certain provisions of Oregon law and our Articles and Bylaws discussed below may have the effect of making more difficult or discouraging a tender offer, proxy contest or other takeover attempt. These provisions are expected to encourage persons seeking to acquire control of our Company to first negotiate with our Board. We believe that the benefits of increasing our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our Company outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Oregon Business Combination Act

We are subject to the Oregon Business Combination Act, an anti-takeover law. In general, the Oregon Business Combination Act prohibits a publicly-held Oregon corporation from engaging in a “business combination” with an “interested shareholder” for a period of three years following the date the person became an interested shareholder, unless:

●	the board of directors approves the transaction in which the shareholder became an interested shareholder prior to the date the interested shareholder attained that status;
●	when the shareholder became an interested shareholder, such shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by directors and officers and certain shares owned by employee benefits plans; or
●	on or subsequent to the date the business combination is approved by the board of directors, the business combination is authorized by the affirmative vote of at least 66 2/3% of the voting stock not owned by the interested shareholder.

Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested shareholder. Generally, an “interested shareholder” is a person who, together with affiliates and associates, owns, or is an affiliate or associate of the corporation and within three years prior to the determination of interested shareholder status did own, 15% or more of a corporation’s voting stock.

Oregon Control Share Act

We are subject to the Oregon Control Share Act, under which a person who acquires voting stock in a transaction that results in the person holding more than 20%, 33 1/3% or 50% of the total voting power cannot vote the shares it acquires in the acquisition unless voting rights are accorded to such control shares:

●	by the holders of a majority of the outstanding voting shares, excluding the control shares held by such person and shares held by our officers and directors who are also employees of our Company, or inside directors; and
●	by the holders of a majority of the outstanding voting shares, including the control shares held by such person and shares held by our officers and inside directors.

This vote would be required at the time an acquiring person’s holdings exceed 20% of the total voting power, and again at the time the acquiring person’s holdings exceed 33 1/3% and 50%, respectively.

The Oregon Control Share Act and the Oregon Business Combination Act could have the effect of encouraging potential acquirers to negotiate with our Board and discourage potential acquirers unwilling to comply with the provisions of these laws. These laws also may delay, defer or prevent a tender offer or takeover attempt of our Company that a shareholder might consider in the shareholder’s best interests, including those attempts that might result in a premium over the market price for the shares held by our shareholders. An Oregon corporation may provide in its articles of incorporation or bylaws that the laws described above do not apply to its shares. We have not adopted such a provision and do not currently intend to do so.

Governing Documents

Our Articles and Bylaws include a number of provisions that may have the effect of deterring acquisition proposals or delaying or preventing changes in control or management of our Company.

Restated Articles

●	Best Interests of the Company. Oregon law and our Articles authorize our Board, in all matters, to consider the social, legal and economic effects on our employees and on the communities and geographical areas in which we operate, the long-term and short-term interests of us and our shareholders, and our effect on the environment. Because our Board is not required to make any determination on matters affecting potential takeovers solely based on its judgment as to the best interests of our shareholders, our Board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which such shareholders might receive a premium for their stock over the then market price of such stock.

●	No Cumulative Voting. Our Articles do not include a provision for cumulative voting for directors. Under cumulative voting, a minority shareholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors.
●	Preferred Stock. We are authorized to issue “blank check” preferred stock, which, although intended primarily as a financing tool and not as a defense against takeovers, could potentially be used by our Board, without any further vote or action by our shareholders, to make uninvited attempts to acquire control more difficult by, for example, diluting the ownership interest or voting power of a substantial shareholder, increasing the consideration necessary to effect an acquisition or selling unissued shares to a friendly third party.

Bylaws

●	Amendments. Our Board may alter our Bylaws without obtaining shareholder approval.
●	Number of Directors. The number of directors on our Board, which may range from one to seven directors, may be changed by resolution of the Board without any further vote or action by our shareholders.
●	Board Vacancies. Newly created directorships resulting from an increase in our authorized number of directors and vacancies in our Board resulting from death, resignation or removal will be filled by a majority of our Board then in office.

These provisions of Oregon law and our Articles and Bylaws could discourage potential acquisition proposals and delay or prevent a change in control or management of our Company.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and may be issued in one or more series. Unless otherwise expressly stated in an accompanying prospectus supplement, the debt securities will represent our general, unsecured obligations and will rank equally with all of our other unsecured indebtedness.

Any debt securities that we issue will be issued under an indenture that will be entered into between us and a bank or trust company, or other trustee that is qualified to act under the Trust Indenture Act of 1939 (the “TIA”), which we select to act as trustee. A copy of the form of indenture (the “Indenture”) has been filed as an exhibit to the registration statement of which this prospectus forms a part. The Indenture may be modified by one or more supplemental indentures, which we will incorporate by reference as an exhibit to the registration statement of which this prospectus is a part. Any debt securities that we issue will include those stated in the Indenture (including any supplemental indentures that specify the terms of a particular series of debt securities) as well as those made part of the Indenture by reference to TIA, as in effect on the date of the Indenture. The Indenture will be subject to and governed by the terms of the TIA.

The following description and any description in an accompanying prospectus supplement is a summary only and is subject to, and qualified in its entirety by reference to the terms and provisions of the indentures and any supplemental indentures that we file with the SEC in connection with an issuance of any series of debt securities. You should read all of the provisions of the indentures, including the definitions of certain terms, as well as any supplemental indentures that we file with the SEC in connection with the issuance of any series of debt securities. These summaries set forth certain general terms and provisions of the securities to which any accompanying prospectus supplement may relate. The specific terms and provisions of a series of debt securities and the extent to which the general terms and provisions may also apply to a particular series of debt securities will be described in the accompanying prospectus supplement. Copies of the Indenture may be obtained from us or the Trustee.

General

We may issue the debt securities in one or more series, with the same or various maturities, at par or at a discount. We will describe the particular terms of each series of debt securities in an accompanying prospectus supplement relating to that series, which we will file with the SEC. Please read the accompanying prospectus supplement relating to the series of debt securities being offered for specific terms including, when applicable:

●	the title of the debt securities of the series;
●	the price or prices (expressed as a percentage of the principal amount thereof) at which debt securities of the series will be issued;
●	any limit on the aggregate principal amount of that series of debt securities;
●	whether such securities rank as senior debt securities, senior subordinated debt securities or subordinated debt securities;
●	the terms and conditions, if any, upon which the debt securities of the series shall be exchanged for or converted into other of our securities or securities of another person;
●	if the debt securities of the series will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements;
●	the date or dates on which we will pay the principal of the debt securities of the series;
●	the rate or rates, which may be fixed or variable, at which debt securities of the series will bear interest, if any, or the method or methods, if applicable, used to determine those rates, the date or dates, if any, from which interest on the debt securities of the series will begin to accrue, or the method or methods, if any, used to determine those dates, the dates on which the interest, if any, on the debt securities of the series will be payable and the record dates for the payment of interest;
●	the manner in which the amounts of payment of principal of or interest, if any, of the debt securities of the series will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a currency exchange rate, commodity, commodity index, stock exchange index or financial index;
●	if other than the corporate trust office of the Trustee, the place or places where amounts due on the debt securities of the series will be payable and where the debt securities of the series may be surrendered for registration of transfer and exchange and where notices and demands to or upon us in respect of the debt securities of the series may be served, and the method of such payment, if by wire transfer, mail or other means;
●	if applicable, the period or periods within which, and the terms and conditions upon which, we may, at our option, redeem debt securities of the series;
●	the terms and conditions, if applicable, upon which the holders of debt securities may require us to repurchase or redeem debt securities of the series at the option of the holders of debt securities of the series;
●	the provisions, terms and conditions, if any, with respect to any sinking fund or analogous provision;
●	the authorized denominations in which the debt securities of the series will be issued, if other than denominations of $1,000 and any integral multiples of $1,000 in excess thereof;
●	whether the debt securities of the series are to be issuable, in whole or in part, in bearer form (“bearer debt securities”);

●	whether any fully regulated debt securities of the series will be issued in temporary or permanent global form (“global debt securities”) and, if so, the identity of the depositary for the global debt securities if other than The Depository Trust Company (“DTC”);
●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;
●	the trustee for the debt securities;
●	the portion of the principal amount of the debt securities of the series which will be payable upon acceleration of maturity, if other than the full principal amount;
●	any addition to, or modification or deletion of, any covenant described in this prospectus or in the Indenture;
●	any events of default, if not otherwise described below under “—Events of Default” and any change to the right of the holders to declare the principal of any debt securities due and payable;
●	if other than U.S. dollars, the currency, currencies or currency units of denomination of the debt securities of the series, which may be any foreign currency, and if such currency denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;
●	if other than U.S. dollars, the currency, currencies or currency units in which the purchase price for the debt securities of the series will be payable, in which payments of principal and, if applicable, premium or interest on the debt securities of the series will be payable, and, if necessary, the manner in which the exchange rate with respect to such payments will be determined;
●	any listing of the debt securities on any securities exchange;
●	any additions or deletions to the defeasance or the satisfaction and discharge provisions set forth herein;
●	if and under what circumstances we will pay additional amounts (“Additional Amounts”) on the debt securities of the series in respect of specified taxes, assessments or other governmental charges and, if so, whether we will have the option to redeem the debt securities of the series rather than pay the Additional Amounts;
●	the priority and kind of any lien securing the debt securities and a brief identification of the principal properties subject to such lien;
●	additions or deletions to or changes in the provisions relating to modification of the Indenture set forth herein; and
●	any other terms of the debt securities of the series (whether or not such other terms are consistent or inconsistent with any other terms of the Indenture).

As used in this prospectus and any accompanying prospectus supplement relating to the offering of debt securities of any series, references to the principal of and premium, if any, and interest, if any, on the debt securities of the series include the payment of Additional Amounts, if any, required by the debt securities of the series to be paid in that context.

Debt securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the accompanying prospectus supplement. Certain U.S. federal income tax considerations applicable to original issue discount securities will be described in the accompanying prospectus supplement.

If the purchase price of any debt securities is payable in a foreign currency or if the principal of, or premium, if any, or interest, if any, on any debt securities is payable in a foreign currency, the specific terms of those debt securities and the applicable foreign currency will be specified in the accompanying prospectus supplement relating to those debt securities.

The terms of the debt securities of any series may differ from the terms of the debt securities of any other series, and the terms of particular debt securities within any series may differ from each other. Unless otherwise expressly provided in the accompanying prospectus supplement relating to any series of debt securities, we may, without the consent of the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series.

Unless otherwise described in an accompanying prospectus supplement relating to any series of debt securities and except to the limited extent set forth below under “—Merger, Consolidation and Transfer of Assets,” there will be no limitation upon our ability to incur indebtedness or other liabilities or that would afford holders of debt securities protection in the event of a business combination, takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we may in the future enter into transactions that could increase the amount of our consolidated indebtedness and other liabilities or otherwise adversely affect our capital structure or credit rating without the consent of the holders of the debt securities of any series.

Registration, Transfer and Payment

Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons.

Unless otherwise indicated in the applicable prospectus supplement, debt securities will be issued in denominations of $1,000 or any integral multiples of $1,000 in excess thereof.

Unless otherwise indicated in the accompanying prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange and, if applicable, for conversion into or exchange for other securities or property, at an office or agency maintained by us in the United States. However, we may, at our option, make payments of interest on any registered debt security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States. Unless otherwise indicated in the accompanying prospectus supplement, no service charge shall be made for any registration of transfer or exchange, redemption or repayment of debt securities, or for any conversion or exchange of debt securities for other securities or property, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with that transaction.

Unless otherwise indicated in the applicable prospectus supplement, we will not be required to:

●	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any mailing of a notice of a redemption for the debt securities of that series selected for redemption and ending at the close of business on the day of such mailing; or
●	register the transfer of or exchange any debt security, or portion of any debt security, selected for redemption, except the unredeemed portion of any registered debt security being redeemed in part.

Book-entry Debt Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities. Global debt securities will be deposited with, or on behalf of, a depositary which, unless otherwise specified in the applicable prospectus supplement relating to the series, will be DTC. Global debt securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

We anticipate that global debt securities will be deposited with, or on behalf of, DTC and that global debt securities will be registered in the name of DTC’s nominee, Cede & Co. All interests in global debt securities deposited with, or on behalf of, DTC will be subject to the operations and procedures of DTC and, in the case of any interests in global debt securities held through Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), the operations and procedures of Euroclear or Clearstream, Luxembourg, as the case may be. We also anticipate that the following provisions will apply to the depository arrangements with respect to global debt securities. Additional or differing terms of the depository arrangements may be described in the accompanying prospectus supplement.

DTC has advised us that it is:

●	a limited-purpose trust company organized under the New York Banking Law;
●	a “banking organization” within the meaning of the New York Banking Law;
●	a member of the Federal Reserve System;
●	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
●	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, which eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Access to the DTC system is also available to others, sometimes referred to in this prospectus as indirect participants, that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. Indirect participants include securities brokers and dealers, banks and trust companies. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of the actual purchaser or beneficial owner of a debt security is, in turn, recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased the debt securities. Transfers of ownership interests in debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.

Beneficial owners will not receive certificates representing their ownership interests in the debt securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all debt securities deposited by participants with DTC will be registered in the name of DTC’s nominee, Cede & Co. The deposit of debt securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the debt securities. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC’s records reflect only the identity of the direct participants to whose accounts the debt securities are credited. Those participants may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time. Redemption notices shall be sent to DTC or its nominee. If less than all of the debt securities of a series are being redeemed, DTC will reduce the amount of the interest of each direct participant in the debt securities under its procedures.

In any case in which a vote may be required with respect to the debt securities of any series, neither DTC nor Cede & Co. will give consents for or vote the global debt securities. Under its usual procedures, DTC will mail an omnibus proxy to us after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the debt securities are credited on the record date identified in a listing attached to the omnibus proxy. Principal and premium, if any, and interest, if any, on the global debt securities will be paid to Cede & Co., as nominee of DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date unless DTC has reason to believe that it will not receive payments on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of DTC’s direct and indirect participants and not of DTC, us, the Trustee or any underwriters or agents involved in the offering or sale of any debt securities. Payment of principal, premium, if any, and interest, if any, to DTC is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, beneficial owners of interests in a global debt security will not be entitled to have debt securities registered in their names and will not receive physical delivery of debt securities. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the debt securities and the Indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in global debt securities.

DTC is under no obligation to provide its services as depositary for the debt securities of any series and may discontinue providing its services at any time. None of us, the Trustee or any underwriters or agents involved in the offering or sale of any debt securities will have any responsibility for the performance by DTC or its participants or indirect participants under the rules and procedures governing DTC. As noted above, beneficial owners of interests in global debt securities generally will not receive certificates representing their ownership interests in the debt securities. However, if:

●	DTC notifies us that it is unwilling or unable to continue as a depositary for the global debt securities of any series, or if at any time DTC ceases to be a clearing agency registered under the Exchange Act (if so required by applicable law or regulation) and a successor depositary for the debt securities of such series is not appointed within 90 days of such event, as the case may be, or
●	an event of default under the Indenture has occurred and is continuing with respect to the debt securities of any series,

we will prepare and deliver certificates for the debt securities of that series in exchange for beneficial interests in the global debt securities of that series. Any beneficial interest in a global debt security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for debt securities in definitive certificated form registered in the names and in the authorized denominations that the depositary shall direct. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global debt securities.

Clearstream, Luxembourg and Euroclear hold interests on behalf of their participating organizations through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which hold those interests in customers’ securities accounts in the depositaries’ names on the books of DTC. At the present time, Citibank, N.A. acts as U.S. depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. acts as U.S. depositary for Euroclear (the “U.S. Depositaries”).

Clearstream, Luxembourg holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.

Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier and the Banque Centrale du Luxembourg, which supervise and oversee the activities of Luxembourg banks. Clearstream Participants are financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, and may include any underwriters or agents involved in the offering or sale of any debt securities or their respective affiliates. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Participant. Clearstream, Luxembourg has established an electronic bridge with Euroclear as the operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

Distributions with respect to global debt securities held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream, Luxembourg. Euroclear holds securities and book-entry interests in securities for participating organizations (“Euroclear Participants”) and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services. Euroclear Participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations, and may include any underwriters or agents involved in the offering or sale of any debt securities or their respective affiliates. Non-participants in Euroclear may hold and transfer beneficial interests in a global debt security through accounts with a participant in the Euroclear System or any other securities intermediary that holds a book-entry interest in a global debt security through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on interests in global debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

Transfers between Euroclear Participants and Clearstream Participants will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between direct participants in DTC, on the one hand, and Euroclear Participants or Clearstream Participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in such system in accordance with the applicable rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving interests in global debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. Depositaries.

Due to time zone differences, the securities accounts of a Euroclear Participant or Clearstream Participant purchasing an interest in a global debt security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear Participant or Clearstream Participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, Luxembourg) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a global debt security by or through a Euroclear Participant or Clearstream Participant to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day for Euroclear or Clearstream, Luxembourg following DTC’s settlement date.

Euroclear and Clearstream, Luxembourg are under no obligation to perform or to continue to perform the foregoing procedures and such procedures may be discontinued at any time without notice. None of us, the Trustee or any underwriters or agents involved in the offering or sale of any debt securities will have any responsibility for the performance by Euroclear or Clearstream, Luxembourg or their respective participants of their respective obligations under the rules and procedures governing their operations.

The information in this section concerning DTC, Euroclear and Clearstream, Luxembourg and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of that information.

Redemption and Repurchase

The debt securities of any series may be redeemable at our option, or may be subject to mandatory redemption by us, as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase or repayment by us, at the option of the holders. The accompanying prospectus supplement will describe the terms, the times and the prices regarding any optional or mandatory redemption by us or any repurchase or repayment at the option of the holders of any series of debt securities.

Conversion and Exchange

The terms, if any, on which debt securities of any series are convertible into or exchangeable for our common shares or any other securities or property will be set forth in the accompanying prospectus supplement. Such terms may include provisions for conversion or exchange, which may be mandatory, at the option of the holders or at our option. Unless otherwise expressly stated in the accompanying prospectus supplement, references in this prospectus and any accompanying prospectus supplement to the conversion or exchange of debt securities of any series for our common stock or other securities or property shall be deemed not to refer to or include any exchange of any debt securities of a series for other debt securities of the same series.

Merger, Consolidation and Transfer of Assets

Unless otherwise specified in the accompanying prospectus supplement, the Indenture provides that we will not, directly or indirectly, in any transaction or series of related transactions, consolidate or merge with another person (whether or not we are the surviving corporation), or sell, assign, transfer, lease or convey or otherwise dispose of all or substantially all of the property and assets of us and our subsidiaries taken as a whole, to another person unless:

●	we shall be the continuing entity or the resulting, surviving or transferee person shall (i) be a corporation, partnership, limited liability company, trust or other entity organized and validly existing under the laws of any domestic or foreign jurisdiction and (ii) shall expressly assume by supplemental indenture reasonably satisfactory in form to the Trustee all of our obligations under the debt securities and the Indenture (including, without limitation, the obligation to convert or exchange any debt securities that are convertible into or exchangeable for other securities or property in accordance with the provisions of such debt securities and the Indenture);

●	immediately after giving effect to a transaction described above, no event of default under the Indenture, and no event which, after notice or lapse of time or both would become an event of default under the Indenture, shall exist; and
●	the Trustee shall have received the officers’ certificate and opinion of counsel called for by the Indenture.

In the case of any such merger, consolidation, sale, assignment, transfer, lease, conveyance or other disposition in which we are not the continuing entity and upon execution and delivery by the successor person of the supplemental indenture described above, such successor person shall succeed to, and be substituted for us and may exercise every right and power of us under the Indenture with the same effect as if such successor person had been named as us therein, and we shall be automatically released and discharged from all obligations and covenants under the Indenture and the debt securities issued under that indenture.

Events of Default

Unless otherwise specified in the accompanying prospectus supplement, any of the following events will be events of default with respect to the debt securities of any series:

●	default in payment of any interest on, or any Additional Amounts payable in respect of, any of the debt securities of a series when due and payable, and continuance of such default for a period of 30 days;
●	default in payment of any principal of, or premium, if any, on, or any Additional Amounts, if any, payable in respect of any principal of or premium, if any, on, any of the debt securities of a series when due (whether at maturity, upon redemption, upon repayment or repurchase at the option of the holder or otherwise and whether payable in cash or common shares or other securities or property);
●	default in the performance or breach of any covenant (other than those events defaults referenced in the first and second bullet points above) for the benefit of the holders of the debt securities of a series for 90 days after receipt of written notice of such default given by the Trustee or holders of not less than 25% in principal amount of the debt securities of such series;
●	specified events of bankruptcy, insolvency or reorganization with respect to us; or
●	any other event of default established for the debt securities of that series.

No event of default with respect to any particular series of debt securities necessarily constitutes an event of default with respect to any other series of debt securities.

The Indenture provides that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive our compliance with the provisions described above under “—Merger, Consolidation and Transfer of Assets” and certain other provisions of the Indenture and, if specified in the accompanying prospectus supplement relating to such series of debt securities, any additional covenants applicable to the debt securities of such series. The Indenture also provides that holders of not less than a majority in aggregate of principal amount of the then outstanding debt securities of any series may waive an existing default or event of default with respect to the debt securities of such series, except a default in payment of principal of, or premium, if any, or interest, if any, or Additional Amounts, if any, or sinking fund payments, if any, on debt securities of that series or, in the case of any debt securities which are convertible into or exchangeable for other securities or property, a default in any such conversion or exchange, or a default in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series. As used in this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an event of default with respect to the debt securities of any series.

The Indenture also provides that if an event of default (other than an event of default specified in the fourth and fifth bullet points of the third preceding paragraph) occurs and is continuing with respect to any series of debt securities, either the Trustee or the holders of more than 25% in principal amount of the debt securities of that series then outstanding may declare the principal of, or if debt securities of that series are original issue discount securities, such lesser amount as may be specified in the terms of that series of debt securities, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable immediately. The Indenture also provides that if an event of default specified in the fourth and fifth bullet points of the third preceding paragraph occurs with respect to any series of debt securities, then the principal of, or if debt securities of that series are original issue discount securities, such lesser amount as may be specified in the terms of that series of debt securities, and accrued and unpaid interest, if any, on all the debt securities of that series will automatically become and be immediately due and payable without any declaration or other action on the part of the Trustee or any holder of the debt securities of that series. However, upon specified conditions, the holders of a majority in principal amount of the debt securities of a series then outstanding may rescind and annul an acceleration of the debt securities of that series and its consequences.

Subject to the provisions of the TIA requiring the Trustee, during the continuance of an event of default under the Indenture, to act with the requisite standard of care, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the Trustee indemnity reasonably satisfactory to the Trustee against the costs, fees and expenses and liabilities which might be incurred in compliance with such request or direction. Subject to the foregoing, holders of a majority in principal amount of the outstanding debt securities of any series issued under the Indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the Indenture with respect to that series. The Indenture requires our annual filing with the Trustee of a certificate which states whether or not we are in default under the terms of the Indenture.

No holder of any debt securities of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless:

●	the holder gives written notice to the Trustee of a continuing event of default with respect to the debt securities of such series;
●	the holders of more than 25% in aggregate principal amount of the outstanding debt securities of such series make a written request to the Trustee to institute proceedings in respect of such event of default;
●	the holder or holders offer to the Trustee indemnity reasonably satisfactory to the Trustee against the costs, fees and expenses and liabilities to be incurred in compliance with such request;
●	the Trustee for 90 days after its receipt of such notice, request and offer of indemnity fails to institute any such proceeding; and
●	no direction inconsistent with such written request is given to the Trustee during such 90 day period by the holders of a majority of the aggregate principal amount of the then outstanding debt securities of such series.

Notwithstanding any other provision of the Indenture, the holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on that debt security on the respective due dates for those payments and, in the case of any debt security which is convertible into or exchangeable for other securities or property, to convert or exchange, as the case may be, that debt security in accordance with its terms, and to institute suit for the enforcement of those payments and any right to effect such conversion or exchange, and this right shall not be impaired without the consent of the holder.

Modification, Waivers and Meetings

From time to time, we and the Trustee, with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series issued under the Indenture and affected by a modification or amendment, may modify, amend, supplement or waive compliance with any of the provisions of the Indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of that series under the Indenture. However, unless otherwise specified in the accompanying prospectus supplement, no such modification, amendment, supplement or waiver may, among other things:

●	change the amount of debt securities of any series issued under the Indenture whose holders must consent to any amendment, supplement or waiver;

●	reduce the rate of or extend the time for payment of interest (including default interest) on any debt securities issued under the Indenture;
●	reduce the principal or change the stated maturity of the principal of, or postpone the date fixed for, the payment of any sinking fund or analogous obligations with respect to any debt securities issued under the Indenture;
●	reduce the amount of principal of any original issue discount securities that would be due and payable upon an acceleration of the maturity thereof;
●	waive any default or event of default in the payment of the principal of or interest, if any, on any debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in principal amount of the outstanding series of such debt securities and a waiver of the payment default that resulted from such acceleration);
●	change any place where or the currency in which debt securities are payable;
●	make any changes to the provisions of the Indenture relating to waivers of past defaults, rights of holders of debt securities to receive payment or limitations on amendments to the Indenture without the consent of all holders; or
●	waive any redemption payment with respect to a debt security of such series;

without in each case obtaining the consent of the holder of each outstanding debt security issued under the Indenture affected by the modification or amendment.

From time to time, we and the Trustee, without the consent of the holders of any debt securities issued under the Indenture, may modify, amend, supplement or waive compliance with any provisions of the Indenture, among other things:

●	to cure any ambiguity, defect or inconsistency;
●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
●	to evidence the succession of another person to us under the Indenture and the assumption by that successor of our covenants, contained in the Indenture and in the debt securities;
●	to add any additional events of default with respect to all or any series of debt securities;
●	to secure the debt securities of any series pursuant to the requirements of any covenant on liens in respect of such series or otherwise;
●	to change or eliminate any provision of the Indenture, or to add any new provisions to the Indenture, provided that any such change, elimination or addition (A) shall (i) not apply to any debt securities outstanding on the date of such supplemental indenture or (ii) modify the rights of the holder of any debt security with respect to such provision in effect prior to the date of such supplemental indenture or (B) shall become effective only when no debt security of such series remains outstanding;

●	to make any change that would provide additional rights or benefits to holders of the debt securities of such series or that does not adversely affect the holders’ rights under the Indenture in any material respect;
●	to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA;
●	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the Indenture;
●	to evidence and provide for the acceptance of the appointment of a successor trustee in respect of the debt securities of one or more series or to add to or change any of the provisions of the Indenture as are necessary to provide for or facilitate the administration of the Indenture by more than one trustee;
●	to add additional guarantors or obligors under the Indenture; or
●	to conform any provision of the Indenture or any debt securities or security documents to the description thereof reflected in any prospectus (including this prospectus), accompanying prospectus supplement, offering memorandum or similar offering document used in connection with the initial offering or sale of such debt securities to the extent that such description was intended to be a verbatim recitation of a provision of the Indenture, the debt securities or security documents.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise provided in the applicable prospectus supplement, upon our direction, the Indenture shall cease to be of further effect with respect to any series of debt securities issued under the Indenture specified by us, subject to the survival of specified provisions of the Indenture (including the obligation to pay Additional Amounts, if any, and the obligation, if applicable, to exchange or convert debt securities of that series into other securities or property in accordance with their terms) when

●	either:
o	all of the debt securities of such series that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us, have been delivered to the Trustee for cancellation; or
o	all of the debt securities of such series that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year or have been called for redemption and we have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders of such debt securities, cash in U.S. dollars, non-callable U.S. government securities or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such debt securities not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;
●	no default or event of default has occurred and is continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit or the grant of any lien securing such borrowing or any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, any material instrument to which we are a party or by which we are bound (other than a breach, violation or default resulting from the borrowing of funds to be applied to such deposit or the grant of any lien securing such borrowing or any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of liens in connection therewith);

●	we have paid or caused to be paid all sums payable by us under the Indenture; and
●	we have delivered irrevocable instructions to the Trustee for such debt securities to apply the deposited money toward the payment of such debt securities at maturity or on the redemption date, as the case may be.

Unless otherwise provided in the accompanying prospectus supplement, we may elect with respect to any series of debt securities and at any time, to have our obligations discharged with respect to the outstanding debt securities of such series (“Legal Defeasance”). Legal Defeasance means that we shall be deemed to have paid and discharged the entire indebtedness represented by the debt securities of such series, and the Indenture shall cease to be of further effect as to all outstanding debt securities of such series, except as to:

●	rights of holders of outstanding debt securities of such series to receive payments in respect of the principal of and interest, if any, on the debt securities of such series when such payments are due solely out of the trust funds referred to below;
●	our obligations with respect to the debt securities of such series concerning issuing temporary debt securities of such series, registration of debt securities of such series, mutilated, destroyed, lost or stolen debt securities of such series, and the maintenance of an office or agency for payment and money for security payments held in trust;
●	the rights, powers, trusts, duties and immunities of the Trustee for such debt securities of such series under the Indenture, and the obligations of us in connection therewith; and
●	the Legal Defeasance provisions of the Indenture.

In addition, we may, at our option and at any time, elect to have our obligations released with respect to substantially all of the covenants under the Indenture, except as described otherwise in the Indenture (“Covenant Defeasance”), and thereafter any omission to comply with such obligations shall not constitute a default or event of default with respect to the debt securities of such series. In the event Covenant Defeasance occurs, certain events of default will no longer constitute an event of default with respect to the debt securities of such series. Covenant Defeasance will not be effective until such bankruptcy events no longer apply. We may exercise our Legal Defeasance option regardless of whether we have previously exercised Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance:

●	we must irrevocably deposit with the Trustee, as trust funds, in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable U.S. government securities or a combination thereof, in such amounts as will be sufficient in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of and interest on the debt securities of such series on the stated date for payment or on the redemption date of the principal or installment of principal of or interest on the debt securities of such series;
●	in the case of Legal Defeasance, we shall have delivered to the Trustee an opinion of counsel in the United States confirming that:
o	we have received from, or there has been published by, the Internal Revenue Service a ruling; or
o	since the date of the issuance of the debt securities of such series, there has been a change in the applicable U.S. federal income tax law;

in either case to the effect that, and based thereon this opinion of counsel shall confirm that, subject to customary assumptions and exclusions, the holders and beneficial owners of debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

●	in the case of Covenant Defeasance, we shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the holders and beneficial owners of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
●	no default or event of default shall have occurred and be continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit or the grant of any lien securing such borrowing or any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of liens in connection therewith);
●	such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which we or any of our subsidiaries is a party or by which we or any of our subsidiaries is bound (other than that resulting from the borrowing of funds to be applied to such deposit or the grant of any lien securing such borrowing or any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of liens in connection therewith);
●	we shall have delivered to the Trustee an officers’ certificate stating that the deposit was not made by it with the intent of preferring the holders of debt securities of such series over any other of our creditors or with the intent of defeating, hindering, delaying or defrauding any of our creditors or others; and
●	we shall have delivered to the Trustee an officers’ certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions and exclusions), each stating that the conditions provided for in, in the case of the officers’ certificate, clauses (a) through (f) and, in the case of the opinion of counsel, clauses (b) and/or (c) and (e) of this paragraph have been complied with.

If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the debt securities of such series when due, then our obligations and the obligations of our subsidiaries, if applicable, under the Indenture will be revived and no such defeasance will be deemed to have occurred.

Governing Law

The Indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. The TIA limits the rights of a trustee, if the trustee becomes a creditor of ours to obtain payment of claims or to realize on property received by it in respect of those claims, as security or otherwise. Any trustee is permitted to engage in other transactions with us and our subsidiaries from time to time. However, if a trustee acquires any conflicting interest it must eliminate the conflict upon the occurrence of an event of default under the Indenture or resign as trustee.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee.

If an event of default occurs and is continuing, the Trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The Trustee will become obligated to exercise any of its powers under the Indenture at the request of any of the holders of debt securities only after those holders have offered the Trustee indemnity satisfactory to it.

DESCRIPTION OF WARRANTS

The following summarizes the general terms of stock and debt warrants that we may offer. The particular terms of any stock and debt warrants will be described in an accompanying prospectus supplement. The description below and in any accompanying prospectus supplement is not complete. You should read the form of warrant agreement and any warrant certificate that we will file with the SEC.

Warrants to Purchase Capital Stock

If we offer stock warrants, the prospectus supplement will describe the terms of the stock warrants, including:

●	The offering price, if any;
●	If applicable, the designation and terms of any preferred stock purchasable upon exercise of preferred stock warrants;
●	The number of shares of common stock or preferred stock purchasable upon exercise of one stock warrant and the initial price at which the shares may be purchased upon exercise;
●	The dates on which the right to exercise the stock warrants begins and expires;
●	U.S. federal income tax consequences;
●	Call provisions, if any;
●	The currencies in which the offering price and exercise price are payable; and
●	If applicable, the antidilution provisions of the stock warrants.

The shares of common stock or preferred stock we issue upon exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be validly issued, fully paid and nonassessable.

Exercise of Warrants to Purchase Capital Stock

You may exercise stock warrants by surrendering to the stock warrant agent the stock warrant certificate, which indicates your election to exercise all or a portion of the stock warrants evidenced by the certificate. Surrendered stock warrant certificates must be accompanied by payment of the exercise price in the form of cash or check. The stock warrant agent will deliver certificates evidencing duly exercised stock warrants to the transfer agent. Upon receipt of the certificates, the transfer agent will deliver a certificate representing the number of shares of Common Stock or preferred stock purchased. If you exercise fewer than all the stock warrants evidenced by any certificate, the stock warrant agent will deliver a new stock warrant certificate representing the unexercised stock warrants.

No Rights as Shareholders

Holders of stock warrants are not entitled to vote, to consent, to receive dividends or to receive notice as shareholders with respect to any meeting of shareholders or to exercise any rights whatsoever as our shareholders.

Warrants to Purchase Debt Securities

If we offer debt warrants, the accompanying prospectus supplement will describe the terms of the warrants, including:

●	The offering price, if any;
●	The designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the warrants and the terms of the indenture under which the debt securities will be issued;
●	If applicable, the designation and terms of the debt securities with which the debt warrants are issued and the number of debt warrants issued with each debt security;
●	If applicable, the date on and after which the debt warrants and the related securities will be separately transferable;
●	The principal amount of debt securities purchasable upon exercise of one debt warrant, and the price at which the principal amount of debt securities may be purchased upon exercise;
●	The dates on which the right to exercise the debt warrants begins and expires;
●	U.S. federal income tax consequences;
●	Whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;
●	The currencies in which the offering price and exercise price are payable; and
●	If applicable, any antidilution provisions.

You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may present debt warrant certificates for registration of transfer at the corporate trust office of the debt warrant agent, which will be listed in an accompanying prospectus supplement.

Exercise of Warrants to Purchase Debt Securities

You may exercise debt warrants by surrendering the debt warrant certificate at the corporate trust office of the debt warrant agent, with payment in full of the exercise price. Upon the exercise of debt warrants, the debt warrant agent will, as soon as practicable, deliver the debt securities in authorized denominations in accordance with your instructions and at your sole cost and risk. If less than all the debt warrants evidenced by the debt warrant certificate are exercised, the agent will issue a new debt warrant certificate for the remaining amount of debt warrants.

No Rights as Holders of Debt Securities

Warrantholders do not have any of the rights of holders of debt securities, except to the extent that the consent of warrantholders may be required for certain modifications of the terms of an indenture or form of the debt security, as the case may be, and the series of debt securities issuable upon exercise of the debt warrants. In addition, warrantholders are not entitled to payments of principal of and interest, if any, on the debt securities.

DESCRIPTION OF RIGHTS

We may issue or distribute rights to our shareholders for the purchase of shares of our common stock, preferred stock or debt securities. We may issue rights independently or together with other securities, and the rights may be attached to or separate from any offered or distributed securities and may or may not be transferrable by the shareholder receiving the rights. In connection with any offering of rights, we may enter into a standby underwriting, backstop or other arrangement with one or more underwriters or other persons pursuant to which the underwriters or other persons may agree to purchase any securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in an accompanying prospectus supplement relating to the particular issue of rights. The rights agent will act solely as an agent of the Company in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The following summary of material provisions of the rights are subject to, and qualified in their entirety by reference to, all the provisions of the certificates representing rights applicable to a particular series of rights. The terms of any rights offered or distributed under an accompanying prospectus supplement may differ from the terms described below. We urge you to read the accompanying prospectus supplement as well as the complete certificates representing the rights that contain the terms of the rights. The particular terms of any issue of rights will be described in an accompanying prospectus supplement relating to the issue, and may include:

●	in the case of a distribution of rights to our shareholders, the date for determining the shareholders entitled to the rights distribution;
●	in the case of a distribution of rights to our shareholders, the number of rights issued or to be issued to each shareholder;
●	the aggregate number of shares of common stock, preferred stock or debt securities purchasable upon exercise of such rights and the exercise price;
●	the aggregate number of rights being issued;
●	the extent to which the rights are transferrable;
●	the date on which the holder’s ability to exercise such rights shall commence and the date on which such right shall expire;
●	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;
●	a discussion of material federal income tax considerations;
●	any other material terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights; and
●	if applicable, the material terms of any standby underwriting, backstop or purchase arrangement which may be entered into by the Company in connection with the offering, issuance or distribution of rights.

Each right will entitle the holder of rights to purchase for cash the number of shares of common stock or preferred stock or the principal amount of debt securities at the exercise price provided in the accompanying prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the accompanying prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void and of no further force and effect.

Holders may exercise rights as described in the accompanying prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in an accompanying prospectus supplement, we will, as soon as practicable, forward the shares of common stock or preferred stock or principal amount of debt securities purchased upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed shares of common stock or preferred stock or principal amount of debt securities directly to persons, which may be to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the accompanying prospectus supplement.

Until any rights to purchase common stock or preferred stock are exercised, the holders of the any rights will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any. Until any rights to purchase debt securities are exercised, the holder of any rights will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture.

DESCRIPTION OF UNITS

As may be specified in an accompanying prospectus supplement, we may issue units consisting of one or more of our securities registered hereby. An accompanying prospectus supplement will describe:

●	The terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
●	A description of the terms of any unit agreement governing the units; and
●	A description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, through broker-dealers, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;
●	at market prices prevailing at the time of sale;
●	at prices related to such prevailing market prices; or
●	at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

●	on or through the facilities of The Nasdaq Global Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or
●	to or through a market maker otherwise than on The Nasdaq Global Market or such other securities exchanges or quotation or trading services.

Such at-the-market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of any underwriters, dealers or agents, if any;
●	the purchase price of the securities and the proceeds we will receive from the sale;
●	any over-allotment options under which underwriters may purchase additional securities from us;
●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
●	any public offering price;
●	any discounts or concessions allowed or reallowed or paid to dealers; and
●	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

We may sell the securities directly, in which case no underwriters or agents would be involved, or we may sell the securities through agents designated by us from time to time. If agents are used in the sale of the securities, the agent will not purchase any securities for its own account but will arrange for the sale of the securities. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a “best efforts” basis for the period of its appointment. We may negotiate and pay agent’s fees or commissions for their services. If the securities are sold directly by us, we may sell the securities to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale of those securities.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. If we offer securities in a subscription rights offering to our existing security holders, then we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), all discounts, commissions or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will be disclosed in an accompanying prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than common stock which is listed on The Nasdaq Global Market under the symbol “FUV,” will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any underwriters who are qualified market makers on The Nasdaq Global Market may engage in passive market making transactions in the securities on The Nasdaq Global Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The accompanying prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The specific terms of any lock-up provisions in respect of any given offering will be described in the accompanying prospectus supplement.

Any underwriters, dealers and agents, and their associates and affiliates may engage in transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business for which they receive compensation. We will describe in an accompanying prospectus supplement the identity of any such underwriters, dealers and agents and the nature of any such relationships. If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA’s Rule 5121, that offering will be conducted in accordance with the relevant provisions of FINRA Rule 5121.

The anticipated date of delivery of offered securities will be set forth in the accompanying prospectus supplement relating to each offer.

USE OF PROCEEDS

Unless otherwise specified in an accompanying prospectus supplement, we currently intend to use the net proceeds from the sale of our securities for working capital and general corporate purposes. Additional details regarding the use of the net proceeds from any particular sale of our securities will be set forth in an accompanying prospectus supplement. Pending their use, we intend to invest the net proceeds from the sale of our securities in high-quality, short-term, interest-bearing securities.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon by Nelson Mullins Riley & Scarborough LLP.

EXPERTS

The financial statements of Arcimoto, Inc. as of December 31, 2020 and 2019 and for the years ended December 31, 2020 and 2019 have been incorporated by reference herein in reliance upon the report of dbbmckennon, independent registered public accounting firm, incorporated by reference herein, and upon the authority of this firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and the securities offered in this prospectus, reference is made to that registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available for free to the public over the Internet on the SEC’s website at www.sec.gov. Our common stock is listed on The Nasdaq Global Market under the symbol “FUV.” General information about our company, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.arcimoto.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on, or that can be accessed through, our website is not incorporated into this prospectus or other securities filings and is not a part of these filings.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Because we are incorporating by reference future filings with the SEC, this prospectus and the accompanying prospectus supplement are continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus and the accompanying prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus, the accompanying prospectus supplement or in any document previously incorporated by reference have been modified or superseded. Our periodic reports are filed with the SEC under SEC File Number 001-38213.

We hereby incorporate by reference the following documents:

●	our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 31, 2021, as amended April 5, 2021;
●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021 filed with the SEC on May 17, 2021, August 16, 2021 and November 15, 2021, respectively;
●	those portions of our for our Definitive Proxy Statement on Schedule 14A for our 2021 Annual Meeting of Shareholders filed with the SEC on April 29, 2021 that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2020;
●	our Current Reports on Form 8-K filed with the SEC on January 6, 2021, January 8, 2021, January 8, 2021, January 22, 2021, January 25, 2021, January 25, 2021, January 25, 2021, February 8, 2021, February 9, 2021, March 31, 2021, April 6, 2021, April 20, 2021, April 21, 2021, April 22, 2021, May 17, 2021, June 15, 2021, August 16, 2021, August 17, 2021, August 20, 2021, October 12, 2021, October 13, 2021, November 8, 2021, November 15, 2021 and November 22, 2021, in each case only to the extent filed and not furnished; and
●	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on September 21, 2017, under the Exchange Act, as supplemented and updated by the description of our common stock set forth in Exhibit 4.2 of our Annual Report on Form 10-K for the year ended December 31, 2019, including any amendment or report filed for the purpose of updating such description.

In addition, all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, until the offering of the securities offered hereby is terminated or completed, shall be deemed to be incorporated by reference into this prospectus.

Unless specifically stated to the contrary, none of the information that we may furnish to the SEC under Items 2.02 and 7.01 of any Current Report on Form 8-K, including any related exhibits under Item 9.01, will be incorporated by reference into, or otherwise included in, this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide each person to whom a prospectus is delivered a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus. You may obtain copies of these filings, at no cost, through the “Investors” section of our website (www.arcimoto.com) and you may request a copy of these filings (other than an exhibit to any filing unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

Corporate Secretary

Arcimoto, Inc.

2034 West 2nd Avenue

Eugene, Oregon 97402

(541) 683-6293

Up to $50,000,000 and 772,738 Shares of Common Stock

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PROSPECTUS SUPPLEMENT

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October 4, 2022